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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Analysts International Corporation
(Name of Registrant as Specified In Its Charter)

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3601 West 76th Street
Minneapolis, MN 55435

Dear Fellow Shareholders,

Fiscal year 2008 represented my first full year as President and CEO and the beginning of our journey toward transforming AIC into a profitable, value-driven IT services company. While our financial results for the year were disappointing, we finished 2008 with a stronger balance sheet, positive cash flow and clearer perspective on the challenges that lie ahead in this market defined by economic uncertainty.

The assumptions we had going into 2008 look nothing like the assumptions we have in 2009. Like virtually every corporation in America, the economic deterioration that began in the second half of 2008 has had a significant impact on our business and we expect 2009 to be another challenging year for AIC.

Despite these challenges, we operate in a market of opportunity. The market for information technology staffing and professional services labor is challenged but it has not gone away. Businesses continue to invest in information technology and turn to companies like AIC to provide the technical and intellectual bandwidth required to streamline their operations, service their customers and transform their business.

AIC has strong, long-term relationships with a broad range of clients that cross multiple industries. Our brand is associated with integrity and trust and our people are among the best in the business. These core elements of who we are as a Company have served as the foundation of our business for more than 40 years and will continue to be a competitive advantage for AIC moving forward.

2008 in Review

In January 2008, we announced a strategic plan (the "Plan") designed to restore the Company to profitability and increase shareholder value. This Plan was built around four central tenets which we continue to execute on today:

  1.
  Returning the Company to sustained profitability
  2.
  Focusing on business development and expanding our service offerings in key metro markets
  3.
  Attracting and retaining top talent
  4.
  Aligning with our technology partners

We believe certain aspects of the Plan have been successful despite the sharp downturn in the overall economy. In 2008, we increased our mix of higher-margin services, exited some of our low-margin, non-core lines of business and significantly reduced our selling, general and administrative (SG&A) expense. The sale of Symmetry Workforce Solutions; the discontinuation of an unsustainable staffing relationship with one of our largest staffing accounts; and the reduction of more than $8.0 million in SG&A expense were all positive steps toward restoring AIC to profitability. We also launched Microsoft practices in select locations across the US, invested in building our technology infrastructure and strengthened our sales and leadership teams. We believe all of these actions represent important progress in the transformation of our business.

In fiscal year 2008, we provided services to more than 850 clients. Approximately 90 percent of our annual revenue is from services and products provided to our existing client base, which consists primarily of Fortune 500® companies. This high percentage of repeat business demonstrates our emphasis on client satisfaction and the development of long-term relationships with clients who have an ongoing need for the services we provide.

We were also able to attract and retain many highly-talented people in all aspects of the business who are committed to serving our clients. At the end of 2008, our staff consisted of approximately 1,700 personnel.

Of these, approximately 1,350 are IT professionals, 100 are medical professionals and 250 are individuals who work in sales, recruiting, delivery, administrative and support positions.

Our financial results, however, have been negatively impacted by the challenging economic environment. The decrease in revenue in fiscal year 2008 is a result of the negative impact the economic environment has had on the demand for IT professional services, staffing and products, as well as our planned exit from non-core and low-margin lines of business. The sale of Symmetry and the large staffing account we exited represented approximately $15 million in quarterly revenue and $60 million in annualized revenue for AIC.

Gross margins as a percent of revenue increased due to the impact of exiting low margin lines of business and a reduction in lower margin product sales. We also generated cash from operations of $5.4 million for fiscal 2008. As of January 3, 2009, we had a cash balance of $2.3 million and no borrowings under our revolving credit facility.

2009 and the Future

In 2009, we are expanding our Plan to include additional defined goals related to our business strategy. We will also continue to focus on key areas such as our core staffing business, the public sector, application solutions, infrastructure solutions and our key technology partnerships.

Our objectives for 2009 include:

  •
  Strictly managing our cash flow activity and maintaining a strong balance sheet;

  •
  Exiting additional lines of business that are non-strategic or non-core to our future;

  •
  Strengthening our core IT staffing business by further clarifying our core offerings, improving our talent management and recruiting process and refining our pricing model;

  •
  Building our public sector practice to serve the expanding needs of local, state and federal governments;

  •
  Continuing to improve our gross margins through better resource management and increasing the mix of our solutions-based business;

  •
  Delivering operating profits through revenue and gross margin retention from existing clients, as well as attracting new clients in key markets; and

  •
  Reducing our SG&A as a percent of revenue through continued process improvements, cost reductions and controls and improved performance management.

We believe the global economic downturn will continue throughout 2009. We see this downturn in the economy as an opportunity to strengthen our position with key clients by helping them respond to their own economic challenges. We will work closely with our clients to help them better leverage their IT investments to improve performance reporting, collaboration and business intelligence; increase their operational excellence by supplying them with a highly-skilled, flexible, on-demand workforce; and enable them to realize their longer-term goals.

In Closing

Despite our efforts and accomplishments in 2008, we were unable to deliver the financial performance we expected in fiscal year 2008. I recognize the significant loss of value you and fellow AIC shareholders have experienced over the course of the past year. The Company's performance, significantly affected by the economy, was below its potential last year and that will likely continue to be the case in 2009 as well.

In 2009, we intend to operate as a smaller enterprise that is focused on returning to operating profitability. We continue to execute on our Plan which we believe will allow us to emerge from the current economic downturn as a stronger, more institutionally mature business that can serve as a platform for future growth.

I am proud of the AIC team, and thank them for their resilience and execution during these challenging times. However, no one is more disappointed than I am with the overall performance of the company. I assure you that we will continue to focus on delivering results for our shareholders. I firmly believe in the plan that's been laid out for AIC and remain committed to realizing our vision for the future.

Sincerely,

Elmer Baldwin
President & Chief Executive Officer

April 20, 2009

This letter contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements made in this letter by the Company's CEO, Elmer Baldwin, regarding the Company's strategic plan, its 2009 objectives and the Company's beliefs regarding the impact of the downturn in the economy on the Company's business are forward-looking statements. These forward-looking statements involve certain risks and uncertainties, including (i) the risk that management may not fully or successfully implement its business transformation plan; (ii) prevailing market conditions in the IT services industry; (iii) potentially incorrect assumptions by management with respect to the downturn in the economy or the impact of prior cost reduction initiative and strategic decisions; and (iv) other economic, business, market, financial, competitive and/or regulatory factors affecting the Company's business generally, including those set forth in the Company's Annual Report on Form 10-K for its 2008 fiscal year. You are cautioned not to place undue reliance on these or any forward-looking statements, which speak only as of the date of this letter.

ANALYSTS INTERNATIONAL

2009
Annual Meeting of Shareholders

Notice of Annual Meeting and Proxy Statement

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
JUNE 2, 2009

Notice is hereby given to the holders of the shares of Common Stock of Analysts International Corporation that the Annual Meeting of Shareholders of the Company will be held at the Westin Hotel, 3201 Galleria, Edina, Minnesota 55435, on Tuesday, June 2, 2009 at 9:00 a.m. Central Daylight Time, to consider and act upon the following matters:

  1.
  To elect seven members to the Board of Directors;

  2.
  To approve the 2009 Equity Incentive Plan;

  3.
  To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm to examine the Company's accounts for the fiscal year ending January 2, 2010; and

  4.
  To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on April 14, 2009 will be entitled to vote at the Annual Meeting or any postponement or adjournments of the meeting.

You are cordially invited to attend the Annual Meeting. Even if you do not plan to attend the meeting, we urge you to sign, date and return the proxy card in the envelope provided, or vote your shares over the Internet or telephone by following the instructions on the enclosed proxy card. You may obtain assistance with directions to the annual meeting in order to vote in person by calling Jennifer Gibson at 952-838-2850.

                      By the Order of the Board of Directors

                      Robert E. Woods
                       Secretary

April 20, 2009
Edina, Minnesota
(approximate date of mailing)

IMPORTANT NOTICE REGARDING
INTERNET AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 2, 2009

THE PROXY STATEMENT, FORM OF PROXY,
NOTICE OF MEETING AND ANNUAL REPORT
TO THE SHAREHOLDERS ARE AVAILABLE FREE
OF CHARGE AT WWW.ENVISIONREPORTS.COM/ANLY

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

Outstanding Shares and Voting Rights

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies in the accompanying form, for use at the 2009 Annual Meeting of Shareholders of the Company on June 2, 2009, at the location and for the purposes set forth in the Notice of Annual Meeting, and at any adjournment thereof. Shares will be voted in the manner directed by the shareholders through their proxies, Internet voting or telephone voting. As of the record date, April 14, 2009, there were 24,925,076 shares of common stock outstanding and entitled to be voted. Each share is entitled to one vote. Cumulative voting is not permitted.

Proxy cards that are signed by shareholders but lack any such specification will be voted in favor of the proposals as set forth herein. A shareholder giving a proxy may revoke it at any time before it is exercised by (a) delivering to the Secretary of the Company, at or prior to the meeting, a later dated duly executed proxy relating to the same shares, or (b) delivering to the Secretary of the Company, at or prior to the meeting, a written notice of revocation bearing a later date than the proxy. Any written notice or proxy revoking a previously submitted proxy should be sent to Analysts International Corporation, 3601 West 76th Street, Edina, Minnesota 55435, Attention: Robert E. Woods, Secretary.

Alternatively, in lieu of returning signed proxy cards, shareholders of record can vote their shares over the Internet or by calling a specially designated telephone number. These Internet and telephone voting procedures are designed to authenticate shareholders' identities, to allow shareholders to provide their voting instructions, and to confirm that their instructions have been recorded properly. Specific instructions for shareholders of record who wish to use the Internet or telephone voting procedures are set forth on the enclosed proxy card. The proxy card covers the number of shares to be voted, including any shares held for those who own shares of common stock through the Analysts International Savings and Investment Plan.

The proxy card also serves as a voting instruction to the Trustee of the Analysts International Savings and Investment Plan for shares held in the Plan as of the record date, provided that instructions are furnished over the Internet or by telephone by 1:00 a.m. Central Daylight Time on June 2, 2009, or that the card is signed, returned, and received by the Trustee no later than the close of business on June 1, 2009. If instructions are not received over the Internet or by telephone by 1:00 a.m.

Central Daylight Time on June 2, 2009, or if the signed proxy card is not returned and received by the close of business on June 1, 2009, the shares in the Plan will be voted by the Trustee in proportion to the shares for which the Trustee receives timely voting instructions.

Directors will be elected by a favorable vote of a plurality of the common shares cast with respect to the election of directors. The affirmative vote of a majority of the common shares present and entitled to vote at the meeting is required for approval of the 2009 Equity Incentive Plan and the ratification of the appointment of auditors.

All shares voted by proxy, including abstentions, will be counted in determining whether a quorum is present at the meeting. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal other than the election of directors will have the same effect as votes against such proposal. If a broker returns a "non-vote" proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote proxy shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

Solicitation of Proxies

Solicitation will be conducted primarily by mail, and, in addition, directors, officers and employees of the Company may solicit proxies personally, by telephone or by mail at no additional compensation to them. The Company will reimburse brokerage houses and other custodians for their reasonable expenses in forwarding proxy materials to beneficial owners of common stock. The Company has retained D. F. King, 48 Wall Street, 22nd Floor, New York, NY 10005 to assist with solicitation of proxies from brokerage houses and other custodians who are record holders of shares owned beneficially by others, the estimated cost of which is $12,500 plus out-of-pocket expenses.

CORPORATE GOVERNANCE

The business and affairs of the Company are conducted under the direction of the Board of Directors in accordance with the Minnesota Business Corporation Act and the Company's Articles of Incorporation and Bylaws. Members of the Board of Directors are informed of the Company's business through discussions with management, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees, among other activities. The corporate governance practices that the Company follows are summarized below.

 Director Independence and Board Meetings, Independent Board Committees and Committee Meetings, Other Corporate Governance Matters

Director Independence

  Majority Independent Board

The Company's Board of Directors currently is comprised of a total of nine members. Eight of the members of the current Board are "independent" as defined by the listing standards of The Nasdaq Global Market. Nasdaq's definition of "independence" includes a requirement that our Board also review the relationships concerning independence of each new director on a subjective basis. In accordance with that review, our Board has made a subjective determination as to each independent director that no relationships exist that, in our Board's opinion, would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and by us with regard to each director's business and personal activities as they may relate to our business and our management.

Each of our directors, other than Elmer N. Baldwin, our President and Chief Executive Officer, qualifies as "independent" in accordance with the listing standards of The Nasdaq Global Market. Mr. Baldwin is precluded from being considered independent because he is an executive officer of the Company. The current independent directors are: Brigid A. Bonner, Andrew K. Borgstrom, Willard W. Brittain, Krzysztof K. Burhardt, Joseph T. Dunsmore, Michael B. Esstman, Galen G. Johnson and Douglas C. Neve.

  Nominee Independence

Each of the nominees proposed for election herein (except Mr. Baldwin) is "independent" as defined by the listing standards of The Nasdaq Global Market.

Board Meetings

  Board Meetings

During the 2008 fiscal year, the Board of Directors held six regular meetings and one special meeting. The Board of Directors also took three actions without meeting during the fiscal year. No incumbent director attended less than 75% of the aggregate of all Board of Directors meetings and all meetings held by any committee of the Board of Directors on which such director served.

  Executive Sessions

The independent directors hold regularly scheduled executive sessions, generally in conjunction with regularly scheduled Board meetings, but in no event less than two times per year.

Independent Audit, Compensation and Nominating and Governance Committees

The Company has standing audit, compensation and nominating and governance committees.

Audit Committee

The members of the Audit Committee, all of whom are non-employee directors, are: Douglas C. Neve (Chair), Michael B. Esstman, and Galen G. Johnson. All of the members of the Audit Committee are "independent" as defined by the listing standards of The Nasdaq Global Market and meet the definition of "independence" in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934. The Committee held six regular meetings during the past fiscal year, and Committee members consulted with one another on Committee matters between meetings. The Committee's purpose, as stated in its charter, is to oversee the majority of the Company's accounting and financial reporting policies and practices and to assist the Board of Directors in fulfilling its fiduciary and corporate accountability responsibilities.

  Audit Committee Duties and Responsibilities

The Committee's responsibilities include: i) appointment, retention, compensation, evaluation, termination and oversight of the Company's independent registered public accounting firm, including resolution of disagreements between management and the independent auditors regarding financial reporting; ii) review and approval of the scope of the annual audit as proposed by the independent registered public accounting firm; iii) review of the results of the annual audit and quarterly reviews conducted by the independent registered public accounting firm; iv) review and pre-approval of non-audit services to be rendered by the Company's independent registered public accounting firm; v) maintaining a system for anonymous reporting of accounting irregularities; vi) review and discussion with management and the independent auditors of the Company's financial statements and other financial information to be included in the Company's public filings or otherwise disclosed; vii) review of and consideration of recommendations of the independent registered public accounting firm regarding the Company's system of internal accounting controls and financial reporting; viii) review and oversight of the Company's related-party policy and approval of related-party transactions, if any; and ix) annual review of the Committee's performance.

The Committee's responsibilities also include conducting executive sessions with the external auditors, management, the Chief Financial Officer and internal audit staff as necessary, reviewing the performance of the external auditors and discharging them if necessary. The Company's independent registered public accounting firm always has direct access to Audit Committee members. The Committee is required to prepare and present an annual report to the Board as called for in the Committee's Charter. This Proxy Statement provides further information about the Audit Committee under the caption "Report of the Audit Committee."

The Audit Committee Charter, previously adopted and amended by the Company's Board of Directors, further describes the role of the Audit Committee in overseeing the Company's financial reporting process. The Charter is available free of charge in the Investor Relations section of the Company's website at www.analysts.com.

  Audit Committee Financial Expert

The Board of Directors has determined that Messrs. Neve and Johnson are "audit committee financial experts" as defined by the Securities and Exchange Commission. Each of them possesses: i) an understanding of generally accepted accounting principles and financial statements; ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; iii) experience preparing, auditing, analyzing or evaluating financial statements with a breadth and level of complexity commensurate with those presented by the Company's financial statements; iv) an understanding of internal control over financial reporting; and v) an understanding of audit committee functions.

Compensation Committee

The Company has a Compensation Committee which is comprised of three non-employee directors who are "independent" as defined by the listing standards of The Nasdaq Global Market. The members of the Compensation Committee are: Michael B. Esstman (Chair), Andrew K. Borgstrom and Joseph T. Dunsmore. The Committee held six regular meetings and took action on stock option grants at regular Board or committee meetings. The Committee took action without meeting one time during the fiscal year. Committee members also consulted with one another on Committee matters during the year.

A copy of the Compensation Committee Charter, which has been adopted by the Company's Board of Directors and further describes the role of Committee, is available free of charge in the Investor Relations section of the Company's website at www.analysts.com.

  Compensation Committee Duties and Responsibilities

The Compensation Committee is responsible for: i) an annual recommendation of a suitable, high-level compensation and benefits strategy to the Board of Directors; ii) periodic evaluation and review with management of the Company's compensation philosophy; iii) annual review and approval of corporate goals and objectives, in consultation with other independent members of the Board of Directors, relevant to the compensation program for and performance of our Chief Executive Officer; iv) annual review of the Chief Executive Officer's performance in light of the Company's goals and objectives and, either as a committee or with the other independent members of the Board of Directors, determine and approve compensation for the Chief Executive Officer; v) annual review and approval of total compensation for the executive officers of the Company; vi) recommending to the Board of Directors submission of new equity-based incentive plans to the Company's shareholders; vii) granting options under the Company's equity-based incentive plans; viii) reviewing and discussing a Compensation Discussion and Analysis, if any, to be included in the Company's proxy statement or Annual Report on Form 10-K; ix) periodic review of director compensation levels; x) approval of any settlement of employment-related lawsuits exceeding $100,000; and xi) annual performance evaluation of the Committee. The charter of the Compensation Committee does not provide for delegation of its authority.

During fiscal year 2008, the Compensation Committee directly engaged Wipfli LLP and Rockwell Consulting to evaluate the base salary compensation of the Company's executives and other management personnel. The Committee also conducted an analysis of compensation practices of our publicly traded competitors. Based on this analysis, the Compensation Committee concluded that the base salary of the personnel was generally reasonable, but adjusted the base salary of two in the group. The Committee also reviewed and modified the Annual Management

Incentive Plan (AMIP) and implemented different minimum performance requirements.

In fiscal year 2009, the Committee has directly engaged, as warranted in the judgment of the Committee members, the services of Towers Perrin, a global human resources consulting firm, to advise and assist the Committee with the compensation of our executives and directors. The Committee has also used consultant services to assist in evaluating, updating and restructuring our deferred compensation plan, reviewing our executive compensation philosophy and reviewing and advising as to the total direct compensation for the Chief Executive Officer, the other named executive officers in the Summary Compensation Table of this Proxy Statement and other management personnel. The Committee has also used the services of consultants to review director compensation.

  Compensation Philosophy

As an IT services company, we operate in a highly competitive industry. Attracting, retaining and motivating talented executives who will drive our marketplace success is a critical component of our ongoing financial performance. Because of this, our Committee believes that our compensation program should be designed with a dual purpose: to provide a level of total compensation required to attract and retain talented and experienced key executives and to provide rewards to motivate individual performance in a manner designed for us to achieve long-term success and earnings growth. Specifically, the Committee seeks to:

/*/
Provide a total compensation package comprised of base salary and performance-based annual and long-term incentives that are competitive with compensation packages and practices of those peer group companies with which we compete for talent, as well as IT services companies in general;

/*/
Condition a significant portion of executive compensation upon the achievement of our pre-established financial objectives and, if specified by the Committee, upon an executive's individual contribution to the accomplishment of those objectives;

/*/
Align executive compensation with the interests of our shareholders by providing long-term compensation through stock incentives contingent upon meeting financial performance objectives; and

/*/
Continue to focus on good corporate governance procedures in the establishment of compensation packages and allocation of compensation to employees.

  Setting Executive Compensation; Role of Executive Officers

In making decisions with respect to each element of executive compensation, the Committee takes into consideration the impact of the total value of the compensation elements for each executive and all executives as a group with the assistance of compensation consultants as the Committee deems necessary. The Committee from time to time examines the compensation practices of our peer companies representing companies with which we believe we compete in recruiting executive talent. In addition to reviewing compensation levels against those of our peers, our Committee has considered or may consider compensation data from other sources such as proprietary compensation surveys of our compensation consultant, surveys of other human resources consulting firms, information from our internal human resources personnel and other publicly available data.

The Committee meets both in executive session and with the Chief Executive Officer to deliberate and act on compensation matters. In making its compensation decisions, the Committee will consider the input and recommendations from its Chief Executive Officer and the Company's human resources department concerning compensation matters of the Chief Executive Officer as well as other officers, including base salary, cash incentives, stock option and restricted stock awards and severance and change in control arrangements. The Chief Executive Officer may not be present during deliberations or voting relating to his or her compensation.

Nominating and Governance Committee

The Nominating and Governance Committee is comprised of four non-employee directors who are "independent" as defined under the rules and regulations of the Nasdaq Global Market. The current members of the Committee are Brigid A. Bonner (Chair), William W. Brittain, Joseph T. Dunsmore and Douglas C. Neve. The Committee held five regular meetings during the fiscal year and took no action without meeting during the fiscal year. Committee members consulted with one another on Committee matters throughout the year.

  Nominating and Governance Committee Duties and Responsibilities

The Committee is responsible for: i) identifying and evaluating individuals qualified to serve on the Board of Directors or to fill open positions and periodically reviewing each incumbent director and new director candidates; ii) developing and recommending criteria for service on the Board and reviewing the skills composition of members of and candidates for the Board of Directors; iii) making annual recommendations of individuals for election at the Company's annual meeting or to be added to the Board at other times as necessary; iv) recommending to the Board of Directors the compositions of the Board's committees and the members to chair the committees; v) developing, reviewing and revising the Company's corporate governance standards, including size of the Board of Directors, codes of conduct and the orientation and continuing education of Board members; vi) overseeing organization, membership and evaluation of Board committee members; vii) requiring each committee and the Board of Directors as a whole to maintain an annual review process to evaluate their performance and overseeing the annual review of and reporting the results of such review to the Board of Directors; and viii) conducting an annual self-assessment of the performance of the Committee.

A copy of the Nominating and Governance Committee Charter, which has been adopted by the Company's Board of Directors and further describes the role of Committee, is available free of charge in the Investor Relations section of the Company's website at www.analysts.com.

  Policies Concerning Nomination Process

The Nominating and Governance Committee believes that in general candidates for directors should have certain minimum qualifications, including possessing the ability to read and understand basic financial statements; being under 72 years of age (except those directors already serving on the Board prior to December 13, 2002); having experience with the Company's business and industry or experience in general business practices; having high moral character and mature judgment; being an independent thinker who is also able to work collegially with others; and not currently serving on more than four Boards of public companies. The Nominating and Governance Committee reserves the right to modify these minimum qualifications from time to time.

The Nominating and Governance Committee will consider those candidates for nomination as a director recommended by shareholders, directors, third party search firms engaged by the Company and other sources. In evaluating director nominees, the Committee considers the following factors: (i) the appropriate size and the diversity of the Company's Board of Directors; (ii) the needs of the Board with respect to the particular talents and experience of its directors; (iii) the knowledge, skills and experience of nominees, including experience in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board; (iv) familiarity with domestic and international business matters; (v) experience with accounting rules and practices; (vi) appreciation of the relationship between the Company's business and changes in the Company's industry and business in general; and (vii) the desire to balance the considerable benefit of board continuity with the periodic injection of the fresh perspective provided by new members. Other factors to be considered may include a history of supporting and instituting change in company culture, business processes, infrastructure or financials; experience with strategic planning; analytical skills; a history of achieving results and success as an executive; current connection to the business world, especially in geographic areas where the Company operates; and experience in the Company's industry, finance, marketing, management, technology, a public company or corporate transactions.

A shareholder who wishes to recommend one or more directors must provide a written recommendation to the Company at the address below. Notice of a recommendation must include the name and address of the shareholder making the recommendation and the class and number of shares such shareholder owns. With respect to the person being recommended, the shareholder should include the recommended person's name, age, business address, residence address, current principal occupation, five-year employment history with employer names and a description of the employer's business, the number of shares beneficially owned by the recommended person, whether such person can read and understand basic financial statements, and board membership, if any.

The Nominating and Governance Committee will consider the attributes of the candidates and the needs of the Board and will review all candidates in the same manner, regardless of the source of the recommendation.

Analysts International Corporation
Attention: Secretary
3601 West 76th Street
Edina, MN 55435

 Other Corporate Governance Matters

  Attendance at Annual Shareholders Meeting

The Company expects directors to attend the Annual Shareholders Meeting and has adopted a formal policy that all directors attend the Annual Meeting. The policy also provides that, in the event that a director is unable to attend the Annual Meeting, the director must send a written notice at least ten (10) days prior to such meeting, or as soon as practicable in the event of sudden or emergent circumstances. All of our Board members attended the 2008 Annual Shareholders Meeting.

  Code of Ethical Business Conduct and Code of Ethics for Senior Financial Executives

The Board of Directors has adopted a Code of Ethical Business Conduct that applies to all employees of the Company and a Code of Ethics for Senior Financial Executives (collectively "Codes of Ethics"). The Codes of Ethics are publicly available free of charge in the Investor Relations section of the Company's website at www.analysts.com. If any substantive amendments to the Codes of Ethics are made or a waiver granted to the Company's executive officers, including any implicit waiver, from a provision of the Codes of Ethics, the Company will disclose the nature of such amendments or waiver on the Company's website at www.analysts.com or in a report on Form 8-K.

  Communications with the Board

The Board provides a process for shareholders to send communications to the Board or any of the directors. Shareholders may send written communications to the Board or any of the directors c/o Secretary, Analysts International Corporation, 3601 West 76th Street, Edina, MN 55435. All communications will be compiled by the Secretary of the Company and submitted to the Board or the individual directors on a periodic basis.

  Certain Relationships and Related Party Transactions

The Securities and Exchange Commission has specific disclosure requirements covering certain types of transactions that we engage in with our directors, executive officers or other specified parties. With regard to Securities and Exchange Commission rules, in fiscal year 2007, we engaged in a transaction whereby Mr. Baldwin rendered consulting services for which we paid him $209,419 in fees beginning June 11, 2007, after which he was appointed President and Chief Executive Officer on November 1, 2007.

We did not, in fiscal year 2008, engage in any transaction, or series of similar transactions, nor do we have any currently proposed transaction, or series of similar transactions, to which we or any of our subsidiaries was or is to be a party, in which the amount involved exceeds the lesser of $120,000 or one percent of the Company's average total assets at year end for the last two completed fiscal years, and in which any of our directors, executive officers, nominees for election as a director, beneficial owners of more than 5% of our common stock or members of their immediate family had, or will have, a direct or indirect material interest. In addition, no officer, director or beneficial owner of 5% of our common stock has been indebted to us in fiscal year 2008.

PROPOSAL NUMBER ONE

Election of Directors

Nominees

The Bylaws of the Company provide that the Board of Directors shall consist of seven or more directors. The Nominating and Governance Committee recommended to the Board the following persons to be elected as directors of the Company for a term of one year. Following is information about each nominee, including biographical data for at least the last five years. Should one or more of these nominees become unavailable to accept nomination or election as a director, the individuals named as proxies on the enclosed proxy card will vote the shares that they represent for the election of such other persons as the Board may recommend. Unless otherwise instructed by the shareholder, the proxy holders will vote the proxies received by them for the Company's nominees named below.

Elmer N. Baldwin,  48,
is the President and Chief Executive Officer of the Company. Mr. Baldwin was the principal of Nutmann Baldwin Consulting, a business advisory firm, from April 2006 until joining the Company as its President and CEO in November 2007. From January 2006 through April 2006, Mr. Baldwin served as a Senior Vice President at Fujitsu Consulting, the North American information technology consulting services business of Fujitsu. Prior to his position at Fujitsu Consulting, Mr. Baldwin served as Chief Executive Officer at BORN Information Services, Inc. ("BORN") from July 2003 until January 2006. From June 2002 until December 2003, Mr. Baldwin was President and Chief Operating Officer/Partner at Manchester Companies, private investment banking, corporate renewal and management advisory services firm. Mr. Baldwin joined Manchester Companies through its acquisition of Nuvolution LLC, a management and technology consulting firm he founded in 2000. Prior to Nuvolution, Mr. Baldwin held executive and leadership roles at Accenture, Egghead Software, York & Associates, Oracle and Hughes Aircraft Company. He has been a member of the Board of Directors since December 2007.

Brigid A. Bonner,  48,
is Principal of Bonner Consulting, a firm focused on strategic planning, alignment and business development. Prior to founding Bonner Consulting, Ms. Bonner served as Senior Vice President, Strategy and Planning for OptumHealth, an operating group within UnitedHealth Group Inc. ("United"), a diversified health and well-being company, where she was employed from January 2003 until November 2007. From 2003 to 2005, she was Senior Vice President and CIO of United Health Technologies, United's enterprise-wide information technology organization. Prior to joining United, Ms. Bonner was Chief Information Officer and Chief Marketing Officer at SimonDelivers.com, an online home grocery delivery company, from 2000 until late 2002. Prior to that, Ms. Bonner held executive positions at Target Corporation and IBM. She has been a director since April 2006. She is the Chair of the Nominating and Governance Committee.

Andrew K. Borgstrom,  47,
has been the Chief Executive Officer of RapiDemand Corp., a company that assists businesses in developing and implementing growth strategies through mergers and acquisitions, capital raises and strategic consultation, since 2004. Previously, Mr. Borgstrom served as the Chief Executive Officer of T-Systems, Inc., a technology services company, from 2001 to 2004. He has served as CEO for a number of technology companies, including Debis IT North America and Technology Asset Management. He has been a director since May of 2008 and is a member of the Compensation Committee.

Krzysztof K. Burhardt,  66,
is the Chair of the Board of Directors. Since 2000, he has been a partner at Clotho & Associates, a firm specializing in the identification of technical and business ventures. Dr. Burhardt was Vice President Technology at Honeywell International and Honeywell Inc. from May 1998 to August 2000. Previously, he served as Vice President and Chief Technology Officer at Imation Corporation, a data storage products company, and Vice President, R&D at 3M, a worldwide diversified technology company. He has been a director since December 2002.

Joseph T. Dunsmore,  50,
is the Chairman and Chief Executive Officer of Digi International, Inc., a capacity in which he has served since 1999. Mr. Dunsmore also serves as a director with TreeHouse, a non-profit organization, and as a member the Executive Advisory Board of the College of Business Administration, University of Northern Iowa. Mr. Dunsmore has served on Analysts International Corporation's Board of Directors since January 2008 and is a member of the Compensation and Nominating and Governance Committees.

Galen G. Johnson,  62,
is the Corporate Vice President and Controller at Cargill, Inc., an international provider of food, agricultural and risk management products and services, a position he has held since 1998. Mr. Johnson previously served as Cargill's Vice President and Director of Worldwide Audit and Controller for Cargill's Salt Division. He has been a director since May of 2008 and is a member of the Audit Committee.

Douglas C. Neve,  53,
was the Executive Vice President and Chief Financial Officer at Ceridian Corporation, a business services company focusing on human resource management and solutions and credit and debit card processing principally for the retail and transportation industries, from February 2005 to March 2007. Prior to Ceridian Corporation, Mr. Neve was a partner at the public accounting firm of Deloitte & Touche LLP from May 2002 to February 2005. He is also a director and Chair of the Audit Committee at Allete, Inc. Mr. Neve has been a director since May of 2008. He is Chair of the Audit Committee and a member of the Nominating and Governance Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE NOMINEES.

PROPOSAL NUMBER TWO

Approval of 2009 Equity Incentive Plan

The Board of Directors recently approved the Analysts International Corporation 2009 Equity Incentive Plan (the "2009 Plan"), subject to approval by the Company's shareholders. The Board believes that granting fairly priced stock options and restricted stock awards to employees, officers, directors and non-employee consultants is an effective means to promote the future growth and development of the Company. Such options and awards, among other things, increase these individuals' proprietary interest in the Company's success and enable the Company to attract and retain qualified personnel. The Board therefore recommends that all shareholders vote in favor of the 2009 Plan.

The 2009 Plan is in addition to the Analysts International Corporation 1999 and 2004 (as amended in May 2006) Stock Option Plans which the shareholders previously approved and the Analysts International Corporation 2000 Nonqualified Stock Option Plan approved by the Board of Directors (the "Prior Plans"). The following table includes information as of the most recently completed fiscal year as to our existing equity compensation plans:

Equity Compensation Plan Table

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Plan Category
Equity compensation plans approved by security holders(1)	2,239,443	$2.70	541,239	(2)
Equity compensation plans not approved by security holders(3)	203,095	$2.00	13,858
Total	2,442,538	$2.64	555,097

(1)
Shareholders previously approved the Analysts International Corporation 1994, 1999 and 2004 (as amended in 2006) Stock Option Plans, and the Analysts International Corporation 1996 Stock Option Plan for Non-Employee Directors.

(2)
The 1999 Plan, which had 193,600 securities remaining for issuance at January 3, 2009, expires on October 26, 2009, after which no additional options will be issued. No additional shares can be issued from the 1994 and 1996 Plans.

(3)
In 2000, the Board of Directors adopted the Analysts International Corporation 2000 Nonqualified Stock Option Plan in conjunction with its acquisition of the remaining 19.9% of SequoiaNET.com. The Plan remains in effect until terminated by the Board. The Plan provided for 225,000 nonqualified options to be available for grant at no less than 85% of fair market value on the date of grant. No options have been granted at less than 100% of value on the date of grant. Options are exercisable pursuant to terms and conditions of stock option agreements established by the Administrator of the Plan. All options issued under this Plan become exercisable in increments of 25% over a four-year period beginning one year after the date of the grant.

While options can be issued under the Prior Plans, the Board of Directors adopted the 2009 Plan, subject to shareholder approval, due to the pending expiration or depletion of options and restricted stock awards available for grant under the Prior Plans. The 1999 Plan will expire on October 26, 2009, and no additional options can be issued from that Plan thereafter. Options or restricted stock awards for 256,639 shares of the Company's stock remain available to be granted under the 2004 Plan. If the 2009 Plan is approved by the shareholders, the Company will continue to grant stock options or restricted stock awards under the Prior Plans until all options or restricted stock awards are granted under each of the Prior Plans or upon expiration of an individual plan, whichever is sooner. The number of options issued and remaining to be issued from the Prior Plans is set forth in the Equity Compensation Plan Table of this Proxy Statement. If the shareholders do not approve the 2009 Plan, future stock options will continue to be granted under the Prior Plans.

Description of 2009 Equity Incentive Plan

A general description of the material features of the 2009 Plan follows, but this description is qualified in its entirety by reference to the full text of the 2009 Plan, a copy of which is attached as Exhibit A.

        General.    Effective March 30, 2009, the Board adopted the 2009 Equity Incentive Plan. Under the 2009 Plan, the Board or a committee appointed by the Board may award nonqualified stock options, incentive stock options, restricted stock and other stock awards, restricted stock units (RSUs), stock appreciation rights (SARs), performance share awards and other stock awards (collectively referred to as an "Award" or "Awards") to participants. Individuals receiving Awards under the 2009 Plan will be those officers, employees or non-employee consultants (the "Participants") of the Company (including its subsidiaries and affiliates) whose performance, in the judgment of the Administrator, can have a significant effect on the success of the Company. Employees may receive awards of incentive stock options; however, non-employee consultants and directors may receive grants of nonqualified stock options, restricted stock, RSUs, SARs, performance share awards and other stock awards, but not incentive stock options.

        Shares Available.    Assuming the shareholders approve the 2009 Plan, the total number of shares of the Company's common stock available for grants of Awards to Participants directly or indirectly under the 2009 Plan shall be two-and-one-half million (2,500,000) shares of common stock. If any Awards granted under the 2009 Plan expire or terminate prior to exercise or otherwise lapse, the shares subject to such portion of the Award are available for subsequent grants of Awards.

The total number of shares and the exercise price per share of common stock that may be issued pursuant to outstanding Awards are subject to adjustment by the Board of Directors upon the occurrence of stock dividends, stock splits or other recapitalizations, or because of mergers, consolidations, reorganizations or similar transactions in which the Company receives no consideration. The Board may also provide for the protection of Participants in the event of a merger, liquidation, reorganization, divestiture (including a spin-off) or similar transaction.

        Administration and Types of Awards.    The 2009 Plan may be administered by the Board or by a Committee of the Board of Directors (hereinafter referred to as the

"Administrator"). Any committee appointed by the Board to administer the 2009 Plan shall consist of at least two "non-employee" directors (as defined in Rule 16b-3, or any successor provision, of the General Rules and Regulations under the Securities Exchange Act of 1934). The Administrator has broad powers to administer and interpret the 2009 Plan, including the authority: (i) to establish rules for the administration of the 2009 Plan; (ii) to select the Participants in the 2009 Plan; (iii) to determine the types of Awards to be granted and the number of shares covered by such Awards; and (iv) to set the terms and conditions of such Awards. All determinations and interpretations of the Administrator are binding on all interested parties.

        Options.    Options granted under the 2009 Plan may be either "incentive" stock options within the meaning of Section 422 of the Internal Revenue Code ("I.R.C.") or "nonqualified" stock options that do not qualify for special tax treatment under Section 422 or similar provisions of the I.R.C. No incentive stock option may be granted with a per share exercise price less than the fair market value of a share of the underlying common stock on the date the incentive stock option is granted. The per share exercise price for nonqualified stock options granted under the 2009 Plan also will not be less than the fair market value of a share of the Company's common stock on the date the nonqualified stock option is granted. The fair market value of the Company's common stock was $0.42 on April 6, 2009.

The period during which an option may be exercised and whether the option will be exercisable immediately, in stages, or otherwise is set by the Administrator. An incentive stock option may not be exercisable more than ten (10) years from the date of grant. Participants generally must pay for shares upon exercise of options with cash, certified check or common stock of the Company valued at the stock's then "fair market value" as defined in the 2009 Plan. Each incentive option granted under the 2009 Plan is nontransferable during the lifetime of the Participant. A nonqualified stock option may, if permitted by the Administrator, be transferred to certain family members, family limited partnerships and family trusts.

The Administrator may, in its discretion, modify or impose additional restrictions on the term or exercisability of an option. The Administrator may also determine the effect that a Participant's termination of employment with the Company or a subsidiary may have on the exercisability of such option. The grants of stock options under the 2009 Plan are subject to the Administrator's discretion. Consequently, future grants to eligible Participants cannot be determined at this time.

        Restricted Stock Awards.    The Committee is also authorized to grant awards of restricted stock. Each restricted stock award granted pursuant to the Plan shall be evidenced by a written restricted stock agreement (the "Restricted Stock Agreement"). The Restricted Stock Agreement shall be in such form as may be approved from time to time by the Committee and may vary from Participant to Participant; provided, however, that each Participant and each Restricted Stock Agreement shall comply with and be subject to the terms and conditions described in the Plan. No restricted stock award shall be transferable, in whole or in part, by the Participant, other than by will or by the laws of descent and distribution, prior to the date the risks of forfeiture described in the Restricted Stock Agreement have lapsed.

        Restricted Stock Unit ("RSU") Awards.    Unlike Restricted Stock Awards, no stock is issued at the time an RSU is granted, and grantees have no rights as shareholders until the RSU vests and the Company makes a determination to satisfy the award with shares. That is, grantees do not have voting or dividend rights with respect to restricted stock units, and the underlying shares are not considered "outstanding" by the Company. Once the RSU vests, the grantee is entitled to either the underlying shares or the cash value of such shares, with the Company—not the grantee—making the determination between payment in shares or cash. The vesting of restricted stock units is typically conditioned only on the passage of time. Like restricted stock awards, the grantee typically does not pay any purchase price for the shares. The grantee is taxed when the shares (or cash) represented by the units are transferred (or paid) and the grantee's taxable income equals the value of the shares (or cash) as of the date the shares are transferred (or cash is paid).

        Performance Share Awards.    Performance Share Awards are conceptually similar to Restricted Stock Unit Awards include specified performance objectives that must be met. They are tied to a specific performance goal and paid in either Performance Units or Performance Shares. Performance Units are paid in cash. Performance Share Awards are paid in stock. No stock is issued at the time a Performance Share Award is granted, and grantees have no rights as shareholders unless and until the award vests. The vesting of any Performance Award is tied to the achievement of one or more "Performance Objectives," as opposed to the passage of time. These Performance Objectives may relate to either the Company's or the grantee's performance. Once the stated Performance Objectives are achieved, the grantee is entitled to the cash or underlying shares.

        Amendment.    The Board of Directors may terminate or amend the 2009 Plan, except that the terms of Award agreements then outstanding may not be adversely affected without the consent of the Participant. The Board of Directors may not amend the 2009 Plan to materially increase the total number of shares of common stock available for issuance under the 2009 Plan, materially increase the benefits accruing to any individual or materially modify the requirements for eligibility to participate in the 2009 Plan without the approval of the Company's shareholders if such approval is required to comply with the I.R.C. or other applicable laws or regulations.

Federal Income Tax Matters

        Options.    "Nonqualified" stock options granted under the 2009 Plan are not intended to and do not qualify for favorable tax treatment available to "incentive" stock options under I.R.C. Section 422. Generally, no income is taxable to the Participant (and the Company is not entitled to any deduction) upon the grant of a nonqualified stock option. When a nonqualified stock option is exercised, the Participant generally must recognize compensation taxable as ordinary income equal to the difference between the option price and the fair market value of the shares on the date of exercise. The Company normally will receive a deduction equal to the amount of compensation the Participant is required to recognize as ordinary income and must comply with applicable tax withholding requirements.

"Incentive" stock options granted pursuant to the 2009 Plan are intended to qualify for favorable tax treatment to the Participant under Code Section 422. Under Code Section 422, a Participant realizes no taxable income when the incentive stock option is granted. If the Participant has been an employee of the Company or any subsidiary at all times from the date of grant until three months before the date of exercise, the Participant will realize no taxable income when the option is exercised. If the Participant does not dispose of shares acquired upon exercise for a period of two years from the granting of the incentive stock option and one year after receipt of the shares, the Participant may sell the shares and report any gain as capital gain. The Company will not be entitled to a tax deduction in connection with either the grant or exercise of an incentive stock option, but may be required to comply with applicable withholding requirements. If the Participant should dispose of the shares prior to the expiration of the two-year or one-year periods described above, the Participant will be deemed to have received compensation taxable as ordinary income in the year of the early sale in an amount equal to the lesser of (i) the difference between the fair market value of the Company's common stock on the date of exercise and the option price of the shares, or (ii) the difference between the sale price of the shares and the option price of shares. In the event of such an early sale, the Company will be entitled to a tax deduction equal to the amount recognized by the Participant as ordinary income. The foregoing discussion ignores the impact of the alternative minimum tax, which may particularly be applicable to the year in which an incentive stock option is exercised.

        Restricted Stock Awards.    Generally, no income is taxable to the recipient of a restricted stock award in the year that the award is granted. Instead, the Participant will recognize compensation taxable as ordinary income equal to the fair market value of the shares in the year in which the transfer restriction lapses. Alternatively, if a Participant makes a "Section 83(b)" election, the Participant will, in the year that the stock award is granted, recognize compensation taxable as ordinary income equal to the fair market value of the shares on the date of the award. The Company normally will receive a deduction equal to the amount of compensation the recipient is required to recognize as ordinary taxable income, and must comply with applicable tax withholding requirements.

        Internal Revenue Code Section 162(m).    Section 162(m) of the Internal Revenue Code provides for a $1 million compensation deduction limit on certain executives of publicly held companies. Under normal circumstances, income resulting from nonqualified stock options, SARs, restricted stock, stock awards, RSUs and performance awards result in compensation that will result in counting against the $1 million annual limit. To exclude the income resulting from these options and awards, the Plan must: i) impose an annual limit on the number of shares an individual can receive during any specific period; and ii) the vesting of Awards other than options must be tied to the achievement of specified performance criteria. Thus, the 2009 Plan specifies the following performance criteria that may be used by the Company in conjunction with an Award: (i) revenue, (ii) net income, (iii) earnings per share, (iv) return on equity, (v) return on assets, (vi) increase in revenue, (vii) increase in share price or earnings, (viii) return on investment, or (ix) increase in market share, in all cases including, if selected by the Administrator, threshold, target and maximum levels. In addition, the 2009 Plan provides that option, SAR, restricted stock, RSU and performance awards cannot exceed 500,000 shares, except a share of stock subject to a SAR that is granted in tandem with an option shall count as one share against this 500,000 share limitation.

New Plan Benefits

The Company's management and Board of Directors believe that adoption of the 2009 Plan will enable the Company to continue to attract and retain a strong management, employee, and consultant base, and will further link key employees to and reward them for increases in shareholder value. Currently, no Awards have been granted under the 2009 Plan. Because future grants of Awards under the 2009 Plan are subject to the Administrator's discretion, the future benefits or amounts that may be received by employees, officers, directors, or non-employee consultants under the 2009 Plan cannot be determined at this time.

Vote Required

Approval of the 2009 Plan requires the affirmative vote of the holders of a majority of the voting power of the shares present and entitled to vote at the Annual Meeting, where a quorum is present.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE 2009 EQUITY INCENTIVE PLAN

PROPOSAL NUMBER THREE

Ratification of Appointment of Independent Registered Public Accounting Firm

Unless otherwise directed by the shareholders, shares represented by proxy at the meeting will be voted in favor of ratification of the appointment of the firm of Deloitte & Touche LLP to examine the accounts of the Company for the fiscal year ending January 2, 2010. Management believes that neither Deloitte & Touche LLP nor any of its partners presently has or has held within the past three years any direct or indirect interest in the Company. A representative of Deloitte & Touche LLP for the current year and the 2010 fiscal year is expected to be present at the annual meeting and will be given an opportunity to make a statement if so desired and to respond to appropriate questions.

Approval of the ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the voting power of the shares present and entitled to vote at the Annual Meeting, where a quorum is present.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP.

Independent Registered Public Accounting Firm's Fees

The following fees were billed by Deloitte & Touche LLP for fiscal years 2008 and 2007:

			% Services Pre-Approved
	FY 2008	FY 2007

Audit Fees	$542,102	$432,708	100%
Audit-Related Fees	33,000	20,000	100%
Tax Fees	12,500	10,000	100%
All Other Fees	0	0	N/A

TOTAL	$587,602	$462,708

Audit Fees

Audit Fees are primarily for the audit of the Company's financial statements for the two most recent fiscal years, the reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q and a United Kingdom statutory audit, and include services that are normally provided by our accountants in connection with statutory and regulatory filings.

Audit-Related Fees

Audit-Related Fees were primarily for services in connection with the employee benefit plan audit.

Tax Fees

Tax Fees paid include fees for services provided in connection with tax consulting and tax return review services.

All Other Fees

The Company paid no other fees to Deloitte & Touche.

Non-Audit Services

The Audit Committee has considered whether provision of the above non-audit services is compatible with maintaining Deloitte & Touche LLP's independence and has determined that such services are compatible with maintaining Deloitte & Touche LLP's independence.

Audit Committee Pre-Approval Policy

The Audit Committee has established pre-approval policies and procedures in compliance with 17 C.F.R. 210.2-01(c)(7)(i) which include criteria for considering whether the provision of the services would be compatible with maintaining the independence of our registered public accounting firm and a process by which the Audit Committee may approve such audit and no-audit services. The charter for the Audit Committee requires that the Committee review and pre-approve all audit and non-audit services to be performed by the independent auditors. The charter also prohibits the purchase of the non-audit services provided contemporaneously with an audit of the Company. The Audit Committee pre-approved all audit and non-audit services in 2008.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership by Principal Shareholders

The table below sets forth certain information, as of April 6, 2009, as to each person or entity known to the Company to be the beneficial owner of more than 5% of the Company's common stock:

Name and Address of Beneficial Owner	Number Shares Beneficially Owned
		Percent of Class

Bank of America Corporation 100 North Tryon Street Floor 25, Bank of America Center Charlotte, NC 28255	2,263,200 (1)	9.08%
Dimensional Fund Advisors LP 1299 Ocean Avenue Santa Monica, CA 90401	1,300,614 (2)	5.29%
Heartland Advisors, Inc. 789 Water Street Milwaukee, WI 53202	2,365,000 (3)	9.49%
Koosharem Corporation 3820 State Street Santa Barbara, CA 93105	1,318,771 (4)	5.29%

(1)
Bank of America Corporation, NB Holdings Corporation, Bank of America, N.A., Columbia Management Group, LLC and Columbia Management Advisors, LLC ("BOA," "NB," "BOANA," "CMG" and "CMA," respectively) have shared voting and dispositive power over the shares. As reported in their Schedule 13G Amendment dated February 5, 2008, BOA has shared voting power over 1,565,850 of the shares and shared dispositive power over 2,263,200 of the shares. NB has shared voting power over 1,565,850 of the shares and shared dispositive power over 2,263,200 of the shares. BOANA has shared voting power over 1,565,850 of the shares and shared dispositive power over 2,263,200 of the shares. CMG has shared voting power over 1,565,850 of the shares and shared dispositive power over 2,263,200 of the shares. CMA has sole voting power over 1,565,850 of the shares, sole dispositive power over 2,252,000 of the shares and shared dispositive power over 11,200 of the shares.

(2)
As reported in its Schedule 13G Amendment dated February 9, 2009, Dimensional Fund Advisors LP ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds." In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the securities of Analysts International ("the Company") described in this schedule that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, all securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

  In addition, Dimensional disclaims that the filing of this Schedule 13G be construed as an admission that the reporting person or any of its affiliates is the beneficial owner of any securities covered by the Schedule 13G for any other purposes than Section 13(d) of the Securities Exchange Act of 1934.

(3)
As reported in its Schedule 13G Amendment dated February 11, 2009, Heartland Advisors, Inc. ("Heartland"), an investment advisor, and William J. Nasgovitz have shared voting and dispositive power over all of the shares. Heartland and Mr. Nasgovitz disclaim beneficial ownership of such securities.

(4)
Koosharem Corporation, Sorenson Trust, D. Stephen Sorenson and Shannon P. Sorenson ("Koosharem," "Sorenson Trust," "Stephen Sorenson," and "Shannon Sorenson," respectively) have shared voting and dispositive power over the shares. As reported in their Schedule 13D dated February 1, 2008, Koosharem has shared voting power over 1,080,900 of the shares and shared dispositive power over 1,080,900 of the shares. Sorenson Trust, Stephen Sorenson and Shannon Sorenson each have shared voting power over 1,318,771 of the shares and shared dispositive power over 1,318,771 of the shares.

Beneficial Ownership by Management

The table below sets forth certain information, as of April 6, 2009, regarding the beneficial ownership of the outstanding shares held by directors and director nominees, named executive officers in the Summary Compensation Table, and executive officers and directors as a group.

	Common Shares Owned on (April 6, 2009)(1)	Acquirable Within 60 Days(2)	Total Ownership	Percent Of Class
Name

Elmer N. Baldwin	25,631	250,000	275,631	1.08%
Brigid A. Bonner	9,000	10,000	19,000	*
Andrew K. Borgstrom(3)	22,000	0	22,000	*
Willard W. Brittain	25,000	18,000	43,000	*
Krzysztof K. Burhardt	24,000	35,000	59,000	*
Joseph T. Dunsmore	2,000	2,000	4,000	*
Michael B. Esstman(4)	22,000	32,000	54,000	*
Galen G. Johnson	32,000	0	32,000	*
Douglas C. Neve	4,500	0	4,500	*
Michael W. Souders	16,175	75,250	91,425	*
Robert E. Woods	0	125,000	125,000	*
All Directors and Executive Officers as a group (11 persons)	182,306	547,250	729,556	2.86%

*
Less than one percent.

(1)
Except as otherwise indicated, each person possesses sole voting and investment power over the shares shown above.

(2)
This number represents shares that can be purchased by exercising stock options which were exercisable, or will become exercisable within 60 days of, the record date.

(3)
Mr. Borgstrom's total includes 20,000 shares owned by the Susan Borgstrom Trust, which is a trust for the benefit of Mr. Borgstrom's spouse.

(4)
Mr. Esstman's total includes 1,000 shares owned by the Esstman Investment Ltd. partnership of which he is a 1% owner and his children are 99% owners.

EXECUTIVE COMPENSATION

Summary Compensation Table—Fiscal Years 2008 and 2007

The table below sets forth certain information regarding compensation paid during the last two fiscal years to our Named Executive Officers. Named Executive Officers include persons serving as Chief Executive Officer during fiscal 2008; executive officers who were serving at the end of fiscal year 2008, received total compensation in excess of $100,000 for fiscal 2008 and, excluding the Chief Executive Officer, were among our two most highly compensated individuals (the "Most Highly Compensated Executive Officers"); and additional individuals who would have been included as the Most Highly Compensated Executive Officers but for the fact they were not serving at the end of the year.

(a)	(b)	(c)	(d)	(e)	(f)		(g)	(h)	(i)		(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(2) ($)		Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation on Earnings(3) ($)	All Other Compensation ($)		Total(4) ($)

Elmer N. Baldwin(5)	2008	$450,000	$0	$0	$163,587	(6)	$0	$301	$92,148	(8)	$706,036
President & Chief	2007	$64,038	$0	$0	$91,901	(7)	$0	$5	$221,987	(9)	$377,931
Executive Officer
Robert E. Woods(10)	2008	$244,231	$0	$0	$86,949	(11)	$0	$122	$63,333	(12)	$394,935
Senior V.P., General	2007	$0	$0	$0	$0		$0	$0	$0		$0
Counsel and Secretary
Michael W. Souders	2008	$269,231	$0	$0	$34,590	(13)	$0	$93	$67,091	(15)	$371,005
Senior V.P., Solutions	2007	$220,000	$80,000	$0	$3,702	(14)	$0	$6	$27,580	(16)	$331,288

(1)
The amounts in column (e) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal years ended January 3, 2009 (fiscal year 2008) and December 29, 2007 (fiscal year 2007), in accordance with FAS 123R. Assumptions used in the calculation of these amounts are included in footnote I to our audited financial statements for fiscal years 2008 and 2007 included in our Annual Reports on Form 10-K filed with the Securities and Exchange Commission on March 31, 2009 and March 5, 2008. Mr. Souders forfeited 2,368 shares of a stock award in each of fiscal years 2008 and 2007 due to the Company not meeting performance-based objectives required for vesting.

(2)
The amounts in column (f) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal years ended January 3, 2009 (fiscal year 2008) and December 29, 2007 (fiscal year 2007), in accordance with FAS 123R. Assumptions used in the calculation of these amounts are included in footnote I to our audited financial statements for fiscal years 2008 and 2007 included in our Annual Reports on Form 10-K filed with the Securities and Exchange Commission on March 31, 2009 and March 5, 2008. These amounts reflect the Company's accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executive officer.

(3)
Earnings under the Company's nonqualified deferred compensation plan (referred to by the Company as the "Restated Special Executive Retirement Plan," hereinafter "Restated SERP" or the "Plan") attributable to above-market earnings are reported for each executive, as and if applicable. The interest rate for the Plan does not vary but is reviewed annually and can be re-set by the Compensation Committee. Above-market earnings are those earnings that exceeded 120% of the applicable federal long-term rate at the rate with compounding corresponding most closely to the rate under the Company's Plan at the time the interest rate was set.

(4)
These amounts include the Company's accounting expense for stock and option awards, and do not correspond to the actual value that will be recognized by the named executive officer. The assumptions used in the calculation of these amounts are described in Footnote I to the Company's audited financial statements included in our Annual Report on Form 10-K.

(5)
Mr. Baldwin was appointed President and Chief Executive Officer effective November 1, 2007. Prior to his appointment, he was a consultant to the Company from June 11, 2007 to October 31, 2007.

(6)
This amount represents charges recognized in fiscal year 2008 for vesting of a portion of the stock option granted to Mr. Baldwin on November 1, 2007 upon commencement of his employment. One-quarter of the award of 500,000 options to purchase shares of the Company's stock (125,000 options) vested immediately and then vests in additional increments of one-quarter of the award on November 1 of each of the following three years. The options expire on November 1, 2017 and can be exercised at the price of $1.65 per share.

(7)
This amount represents charges recognized in fiscal year 2007 for vesting of a portion of the stock option granted to Mr. Baldwin on November 1, 2007 upon commencement of his employment. For additional information concerning the terms of the options, please refer to Note 6 above.

(8)
Mr. Baldwin's fiscal year 2008 compensation includes $71,172 for deferred compensation accruals by the Company for Mr. Baldwin after his employment plus the earnings not at above market interest rates, $10,381 for medical expenses paid as provided in Mr. Baldwin's employment agreement, $990 for group term life insurance premiums, $7,994 for club dues, $350 for extended long-term disability coverage premiums (provided to all employees) and $ 1260 in additional gross up payments.

(9)
Mr. Baldwin's fiscal year 2007 compensation includes $209,419 in fees for consulting services rendered prior to his appointment as President and Chief Executive Officer, $11,826 for deferred compensation accruals by the Company for Mr. Baldwin after his employment plus the earnings not at above-market interest rates, $580 for medical expenses paid as provided in Mr. Baldwin's employment agreement, $114 for group term life insurance premiums and $48 for extended long-term disability coverage premiums (provided to all employees).

(10)
Mr. Woods commenced employment with the Company in January 2008.

(11)
This amount represents charges recognized in fiscal year 2008 for vesting of a portion of the stock option to purchase 250,000 shares of the Company's stock granted to Mr. Woods on January 16, 2008. One-quarter of the award of 250,000 options to purchase shares of the Company's stock (62,500 options) vested immediately and then vests in additional increments of one-quarter of the award (62,500) on January 16 of each of the following three years. The options expire on January 16, 2018 and can be exercised at the price of $1.29 per share.

(12)
Mr. Woods' fiscal year 2008 compensation included $39,181 for deferred compensation accruals by the Company plus earnings not at above-market interest rates, $2,292 for group term life insurance premiums and $385 for extended long-term disability coverage premiums (provided to all employees).

(13)
This amount represents charges recognized in fiscal year 2008 for vesting of a portion of the stock options to purchase shares granted to Mr. Souders in 2008 and 2007. On June 27, 2008, Mr. Souders received a stock option to purchase 93,750 shares. One-quarter of the award of 93,750 options to purchase shares (31,250 options) vested immediately and then vests in additional increment of one-quarter of the award (31,250) on June 27 of each of the following three years. The options expire on June 27, 2018 and can be exercised at the price of $1.35 per share. On January 3, 2007, Mr. Souders forfeited $3,922 of the 2007 option award due to the Company's not achieving the performance-based objectives required for vesting of the option grant.

(14)
This amount represents charges recognized under FAS 123R for portions of a fiscal year 2007 option grant eligible to vest based on performance in fiscal 2008 and fiscal 2009.

(15)
Mr. Souders' fiscal year 2008 compensation included automobile-related expenses of $32,169. These expenses included a lump sum payment of $20,400 made for discontinuance of the automobile allowance when his new employment agreement became effective in July 2008. In addition, Mr. Souders' 2008 compensation included $30,158 for deferred compensation accruals by the Company plus earnings not at above-market interest rates, $851 in club dues, $1,518 for group term life insurance premiums and $350 for extended long-term disability coverage premiums (provided to all employees).

(16)
Mr. Souders' fiscal year 2007 compensation included automobile-related expenses of $20,400, $4,160 for deferred compensation accruals by the Company plus earnings not at above-market interest rates, $1,227 in various club dues, $1,518 for group term life insurance premiums and $275 for extended long-term disability coverage premiums (provided to all employees).

Narrative Disclosure of Executive Compensation and Additional Disclosures

The principal components of compensation for our executives are: (1) base salary; (2) performance-based cash incentive payments (sometimes referred to as "annual incentives"); (3) long-term incentive compensation; (4) non-qualified deferred compensation benefits; and (5) perquisites and other personal benefits. Information concerning the foregoing, the material terms of our named executive officers' employment agreements or arrangements and their fiscal years 2008 and 2007 compensation, a discussion of prior years compensation in some situations to give context to the disclosure provided, and the material terms of plans providing for payments of retirement benefits or payments in connection with resignation, retirement or other termination or change in control follows.

Employment Agreements/Arrangements

Elmer N. Baldwin

  Term; Base Salary; Cash (Non-Equity) and Long-Term (Equity) Incentives

Elmer N. Baldwin is the Company's President and Chief Executive Officer. His employment agreement with us provides for an initial term from November 1, 2007 through October 31, 2010 and automatically renews at the end of the initial term, subject to nonrenewal requiring at least 90 days' notice. The agreement provides for a minimum base salary of $450,000 annually.

Although Mr. Baldwin's employment agreement further provides that he is eligible to earn incentive cash compensation between 30% and 70% of base salary contingent upon achievement of Company and individual performance objectives set by the Compensation Committee on an annual basis, he has not received any cash incentive compensation to date. Mr. Baldwin's agreement also provides for long-term incentive compensation in the form of stock options or restricted shares as determined in the sole discretion of the Compensation Committee.

  Stock Options

Mr. Baldwin's employment agreement provides that upon commencement of employment, Mr. Baldwin would be granted 500,000 options to purchase shares of the Company's common stock. On November 1, 2007 the Company granted Mr. Baldwin those options at an exercise price of $1.65 per share. Twenty-five percent (125,000) of the options vested immediately, and the remainder vests in equal increments of 125,000 on the anniversary date of the option grant in each of the three subsequent years. The options have a ten-year term and expire in 2017. The options remain exercisable for three months after termination of employment. The unvested portion of the options vests immediately if a change in control occurs.

  Deferred Compensation

Mr. Baldwin is a participant in the Company's Restated SERP (nonqualified deferred compensation plan), the material terms of which are further outlined below. The amounts of $71,172 and $11,826, representing the change in value plus the earnings that were not above-market, incurred by the Company in fiscal years 2008 and 2007, are included in the All Other Compensation column for Mr. Baldwin's compensation in the Summary Compensation Table.

Additionally, above-market interest earnings in the amounts of $301 and $5 were accrued by the Company for Mr. Baldwin in fiscal years 2008 and 2007, respectively, and are reported in the Nonqualified Deferred Compensation Earnings column in the Summary Compensation Table.

  Additional Benefits

Mr. Baldwin's employment agreement provides for reimbursement of the full cost for family health insurance coverage, including co-pay and deductible amounts for Mr. Baldwin and family members who are covered by our health insurance plans. During fiscal year 2008, the Company reimbursed Mr. Baldwin for $10,381 in medical expenses, co-pays or deductible amounts. In fiscal year 2007, the amount of such expenses paid by the Company was $580.

  Termination, Severance and Change of Control

    Termination for cause

The Company may terminate Mr. Baldwin's employment for cause by written notice, after which Mr. Baldwin has 15 days to cure the event to the reasonable satisfaction of the Board of Directors. In the event of a termination for cause, the Company is not obligated to pay any form of severance or other compensation to Mr. Baldwin.

    Termination without cause or by resignation for good reason

Mr. Baldwin's employment agreement contains certain severance provisions. The Company may terminate Mr. Baldwin's employment without cause on 30 days' notice, and Mr. Baldwin may resign if he believes good reason to resign exists but most allow the Company 15 days to cure the circumstances giving rise to the good reason to resign. In either of the foregoing situations (unless the Company cures the circumstances giving rise to good reason to resign), after termination of employment, Mr. Baldwin will continue to receive his base salary for a period of 12 months (providing he signs a release of all claims against the Company) and reimbursement for up to six months of the premiums for continued medical insurance premiums.

    Change of control

Mr. Baldwin and the Company are parties to a change of control agreement which provides that upon a change of control and subsequent termination of his employment without cause or resignation for good reason (as defined in the agreement), Mr. Baldwin will receive a lump sum payment equal to one and one-half times his base salary. Mr. Baldwin's employment agreement additionally provides that, if within the six months after a change of control Mr. Baldwin resigns, he has the right to receive his base salary for a period of 12 months (providing he signs a release of all claims against the Company) and reimbursement for up to six months of the premiums for continued medical insurance.

  All Other Compensation

Aside from amounts discussed in the Deferred Compensation and Additional Benefits sections for Mr. Baldwin, All Other Compensation for fiscal year 2008 included $990 for group term life insurance premiums, $7,994 for country club dues, and $350 for extended long-term disability coverage premiums (provided to all employees).

All Other Compensation paid to Mr. Baldwin during fiscal year 2007 amounted to $209,419 in fees for consulting services rendered prior to his appointment as President and Chief Executive Officer and $114 for group term life insurance premiums.

Robert E. Woods

  Term; Base Salary; Cash (Non-Equity) and Long-Term (Equity) Incentives

Robert E. Woods is the Company's Senior Vice President, General Counsel and Secretary. His employment agreement with the Company provides for an initial term from January 1, 2008 through October 31, 2010 and automatically renews at the end of the initial term, subject to nonrenewal requiring at least 90 days' notice. The agreement provides for a minimum base salary of $250,000 annually.

Although Mr. Woods' employment agreement further provides that he is eligible to earn incentive cash compensation between 0% and 70% of base salary contingent upon achievement of Company and individual performance objectives set by the Compensation Committee and the CEO on an annual basis, he has not received any cash incentive compensation to date. Mr. Woods' agreement also provides for long-term incentive compensation in the form of stock options or restricted shares as determined in the sole discretion of the Compensation Committee.

  Stock Options

Mr. Woods' employment agreement provided that upon commencement of employment, Mr. Woods would be granted 250,000 options to purchase shares of the Company's common stock. On January 16, 2008 the Company granted Mr. Woods those options at an exercise price of $1.29 per share. Twenty-five percent (62,500) of the options vested immediately, and the remainder vests in equal increments of 62,500 on the anniversary date of the option grant in each of the three subsequent years. The options have a ten-year term and expire in 2018. The options remain exercisable for three months after termination of employment. Any unvested portion of the options vests immediately upon a change in control of the Company.

  Deferred Compensation

Mr. Woods is a participant in the Company's Restated SERP (nonqualified deferred compensation plan), the material terms of which are further outlined below. The amount of $39,181, representing the change in value plus the earnings that were not above-market, incurred by the Company in fiscal year 2008, is included in the All Other Compensation column for Mr. Woods' compensation in the Summary Compensation Table. Additionally, above-market interest earnings in the amount of $122 were accrued by the Company for Mr. Woods and are reported in the Nonqualified Deferred Compensation Earnings column in the Summary Compensation Table.

  Termination, Severance and Change of Control

    Termination for cause

The Company may terminate Mr. Woods' employment for cause by written notice, after which Mr. Woods has 15 days to cure the event to the reasonable satisfaction of the Chief Executive Officer. In the event of a termination for cause, the Company is not obligated to pay any form of severance or other compensation to Mr. Woods.

    Termination without cause or by resignation for good reason

Mr. Woods' employment agreement contains certain severance provisions. The Company may terminate Mr. Woods' employment without cause on 30 days' notice, and Mr. Woods may resign if he believes good reason to resign exists but most allow the Company 15 days to cure the circumstances giving rise to the good reason to resign. In either of the foregoing situations (unless the Company cures the circumstances giving rise to good reason to resign), after termination of employment, Mr. Woods will continue to receive his base salary for a period of 12 months (providing he signs a release of all claims against the Company) and reimbursement for up to six months of the premiums for continued medical insurance premiums.

    Change of Control

Mr. Woods and the Company are parties to a change of control agreement which provides that upon a change of control and subsequent termination without cause or resignation for good reason (as defined in the agreement), Mr. Woods would receive a lump sum payment equal to one (1) times his base annual salary and reimbursement for up to six months of the premiums for continued medical insurance.

  All Other Compensation

Aside from amounts discussed in the Deferred Compensation and Additional Benefits sections for Mr. Woods, all other compensation for fiscal year 2008 included $2,292 for group term life insurance premiums and $385 for extended long-term disability coverage premiums (provided to all employees).

Michael W. Souders

  Term; Base Salary; Cash (Non-Equity) and Long-Term (Equity) Incentives

Michael W. Souders is the Senior Vice President of the Company's Solutions practice. His employment agreement with us provides for an initial term from July 1, 2008 through December 31, 2010 and automatically renews at the end of the initial term, subject to nonrenewal requiring at least 90 days' notice. The agreement provides for a minimum base salary of $300,000 annually. Mr. Souders is also eligible to earn an annual cash incentive payment of between 0% and 70% of his annual base compensation in each year of employment during the initial term and any automatically renewed term.

For fiscal year 2008, Mr. Souders' potential incentive compensation was determined in accordance with the 2008 Annual Management Incentive Plan ("AMIP"), described in this section below. The 2008 AMIP can be replaced, amended or eliminated for fiscal years after 2008. He did not receive any cash incentive compensation for fiscal year 2008.

In fiscal year 2007 and prior to entering into his current employment agreement, Mr. Souders' annual salary was $220,000, and his letter agreement with the Company provided for an automobile allowance of $1,700 per month. He was also eligible to participate in the annual cash incentive compensation plan in effect prior to the 2008 AMIP as adopted by the Compensation Committee and as further outlined below. He received $80,000 in cash incentive compensation for fiscal year 2007.

  Stock Option Grant/Restricted Stock Award

Mr. Souders' employment agreement provided that on June 27, 2008, Mr. Souders would be granted 125,000 options to purchase shares of the Company's common stock. On June 27, 2008 the Company granted Mr. Souders those options at an exercise price of $1.35 per share. Twenty-five percent (31,250) of the options vested immediately, and the remainder vests in equal increments of 31,250 on the anniversary date of the option grant in each of the three subsequent years. The options have a ten-year term and expire in 2018. The options remain exercisable for three months after termination of employment. Any unvested portion of the options vests immediately upon a change in control of the Company.

In fiscal year 2007, Mr. Souders received a stock award of 7,104 restricted shares and a stock option to purchase 14,229 shares of our common stock pursuant to the equity-based long-term incentive compensation plan adopted by the Compensation Committee. The stock award and options call for vesting over fiscal years 2007, 2008 and 2009.

Due to the Company not achieving the performance-based objectives required for vesting in fiscal years 2008 and 2007, Mr. Souders forfeited 2,368 shares of the stock award and 4,743 options in each year, totals of 4.736 and 9,486, respectively. The amount recognized by the Company in its fiscal year 2007 financial statements under FAS 123R for Mr. Souders was $3,702 and represents charges for portions of the option grant still eligible to vest in fiscal years 2008 and 2009, contingent on achievement of performance objectives. If performance objectives are met in fiscal year 2009, 2,368 shares of the stock award will vest on January 3, 2010.

  Deferred Compensation

Mr. Souders is a participant in the Company's Restated SERP (nonqualified deferred compensation plan), the material terms of which are further outlined below. For fiscal years 2008 and 2007, the amounts for the change in value plus the earnings that were not above-market incurred by the Company were $30,158 and $4,160, respectively, and are included in the All Other Compensation column for Mr. Souders' compensation in the Summary Compensation Table. Above-market interest earnings in the amounts of $93 and $6 were accrued by the Company for Mr. Souders in fiscal years 2008 and 2007, respectively, and are reported in the Nonqualified Deferred Compensation Earnings column in the Summary Compensation Table.

  Termination, Severance and Change of Control

    Termination for cause

Under the terms of the employment agreement effective July 1, 2008, the Company may terminate Mr. Souders' employment for cause by written notice, after which Mr. Souders has 15 days to cure the event to the reasonable satisfaction of the Chief Executive Officer. In the event of a termination for cause, the Company is not obligated to pay any form of severance or other compensation to Mr. Souders.

    Termination without cause or by resignation for good reason

Mr. Souders' employment agreement effective July 1, 2008, contains certain severance provisions. The Company may terminate Mr. Souders' employment without cause on 30 days' notice, and Mr. Souders may resign if he believes good reason to resign exists but most allow the Company 15 days to cure the circumstances giving rise to the good reason to resign. In either of the foregoing situations (unless the Company cures the circumstances giving rise to good reason to resign), after termination of employment, Mr. Souders will continue to receive his base salary for a period of 12 months (providing he signs a release of all claims against the Company) and reimbursement for up to six months of the premiums for continued medical insurance premiums.

    Change of control

Mr. Souders and the Company are parties to a Change of Control Agreement effective July 1, 2008, which provides that upon a change of control and subsequent termination without cause or resignation for good reason (as defined in the agreement), Mr. Souders would receive a lump sum payment equal to one (1) times his base annual salary and reimbursement for up to six months of the premiums for continued medical insurance.

    Termination; Severance; and Change in Control Prior to July 1, 2008

Mr. Souders' letter agreement with the Company in effect prior to July 1, 2008, contained no definite term of employment and could be terminated at any time for any reason. The letter agreement further provided that if we terminated his employment for any reason other than cause, or if Mr. Souders terminated his employment for good reason (including a change in the control of the Company or his death), he was entitled to payment of a lump sum equal to his annual base salary effective on January 1, 2006 ($220,000) plus a taxable payment equal to one year of our portion of Mr. Souders' medical coverage.

  All Other Compensation

Aside from amounts discussed in the Deferred Compensation section for Mr. Souders, All Other Compensation in fiscal year 2008 included automobile-related expenses of $32,169. These expenses included a lump sum payment of $20,400 made for discontinuance of the automobile allowance when his new employment agreement became effective in July 2008. In addition, Mr. Souders' 2008 compensation included $30,158 for deferred compensation accruals by the Company plus earnings not at above-market interest rates, $851 in club dues, $1,518 for group term life insurance premiums and $350 for extended long-term disability coverage premiums (provided to all employees). Mr. Souders' employment agreement effective July 1, 2008 specifically states that an automobile allowance is no longer a part of his compensation.

Annual Cash (Non-Equity) Incentive Compensation

In May of 2008, the Compensation Committee engaged in a comprehensive review of the Company's executive compensation policies and structures, including reviewing an extensive report prepared by the Company's Human Resources Department with input from external sources of subject matter expertise, with the view, shared by the Board, that executive compensation arrangements should be structured to reflect rewards for achievement of goals that are consistent with the creation of shareholder value.

  Fiscal Year 2008

The Company did not achieve the targeted financial performance for fiscal year 2008, and accordingly, no incentive bonus was paid to the senior management team under the 2008 cash incentive plan.

  Fiscal Year 2007

The Compensation Committee did not adopt a cash incentive compensation plan for fiscal year 2007; however, the Board of Directors established an arrangement whereby participants (for purposes of this Proxy Statement, Mr. Souders) each could earn up to $12,500 in restricted stock and $12,500 in cash if the Company achieved break even results in the fourth quarter of fiscal year 2007 and a net profit in the first quarter of 2008.

Mr. Souders did not qualify for the $25,000 potential bonus, but, as described in the section outlining Mr. Souders' compensation, Mr. Souders received $80,000 in bonus payments based on achieving certain performance criteria set in his operating unit in fiscal year 2007.

Equity Incentive Compensation

        The Compensation Committee has made one-time stock option grants and/or restricted stock awards from time to time to named executives and other employees in connection with entering into an employment agreement, in recognition of individual contributions to our performance or due to our overall financial performance. The proposed 2009 Equity Incentive Plan outlined in Proposal 3 will also allow the Company to continue to make one-time stock option grants to attract and maintain a talented management team for the benefit of our shareholders.

When making such grants, the Compensation Committee takes into account:

/*/
the employee's performance and contribution to our financial performance and operational objectives;

/*/
the number and value of shares awarded and options granted previously to the employee;

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the number of shares available for grant under our plans;

/*/
the value of the shares underlying stock options and restricted stock awards; and

/*/
the overall net stock dilution created by the stock option grants and restricted stock awards.

Deferred Compensation Plan

The Company's deferred compensation plan (also referred to by the Company as the "Restated Special Executive Retirement Plan" or "Restated SERP,"

hereinafter the "Plan") is unfunded and provides that the Company shall credit amounts to participants' company contribution accounts at the rate of 15% or 5% of the participant's base salary. Participants also may contribute up to 50% of base compensation and up to 100% of bonus compensation payable to the participants during a plan year. Although the Plan is unfunded, the terms of the Plan provide that in the event of a change of control, the Company must, immediately prior to the effective date of the change of control, contribute sufficient funds to a trust to provide for payment of all benefits due to participants under the terms of the Plan.

Earnings on company and participant contributions are compounded annually, at a rate equal to the 10-year Treasury Bill rate in effect as of the January 1st of each year plus 1%, 2% or 3%, as determined by the Board of Directors and communicated to participants from time to time. Such interest adjustments continue until all amounts credited to the participants' company contribution and participant contribution accounts have been distributed according to the participant's distribution election and the terms of the Plan. In fiscal years 2006 and 2007, the rate used for calculating earnings was the 10-year Treasury Bill rate in effect on January 1 of the applicable year, plus 2%. In fiscal years 2008 and 2007, the applicable interest rate was 6.04% and 6.68%, respectively.

After termination of employment for any reason, participants are eligible to receive installment payments or lump-sum payments of the accrued value of their accounts depending on whether the participants' distribution election specifies a date for distribution or a lump sum distribution upon termination. If the Company determines that the participant is a "specified employee" as defined in Code Section 409A as of the date of the participant's separation from service, however, payment of the participant's account cannot be made or commence earlier than six months after the date of the participant's separation from service.

During fiscal year 2008, each of the named executive officers was a participant in the Plan. Messrs. Baldwin and Woods participated at a company contribution rate of 15% of base compensation. Mr. Souders participated at a company contribution rate of 5% of base compensation until July 1, 2008 when he began participation at a company contribution rate of 15% of base compensation.

During fiscal year 2007, Mr. Baldwin participated at a Company contribution rate of 15% of base compensation while Mr. Souders was eligible to participate at a Company contribution rate of 5% of base compensation. The amount of contribution and interest for each named executive officer participant appears in columns (h) and (i) of the Summary Compensation Table.

Tax and Accounting Implications

  Deductibility of Executive Compensation

Section 162(m) limits deductions for certain executive compensation in excess of $1,000,000 in any given year. Since corporate objectives may not always be consistent with the requirements for full deductibility, our Compensation Committee is prepared, if it deems appropriate, to enter into compensation arrangements under which payments may not be deductible under section 162(m). The Committee will consider deductibility of executive compensation, but deductibility will not be the sole factor used by the Committee in ascertaining appropriate levels or modes of compensation. When it is feasible to do so, we will seek to maximize the deductibility for tax purposes of all elements of compensation under section 162(m) of the Internal Revenue Code. Certain types of compensation are deductible only if performance criteria are specified in detail and payments are contingent upon shareholder approval of the compensation arrangement. For information explaining the Section 162(m) effect of awards under the 2009 Equity Incentive Plan proposed in this Proxy, please refer to Federal Income Tax Matters section of Proposal Number Two—Approval of 2009 Equity Incentive Plan.

Outstanding Equity Awards At Fiscal Year-End

	Option Awards							Stock Awards
(a)	(b)	(c)		(d)		(e)	(f)	(g)	(h)	(i)		(j)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units Or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Elmer N. Baldwin	250,000	250,000	(1)			$1.65	11/01/2017
Robert E. Woods	62,500	187,500	(2)			$1.29	01/16/2018
Michael W. Souders	15,000					$10.38	04/25/2010			2,368	(4)	$1,066
	11,000					$4.40	06/22/2011
	10,000					$3.00	08/15/2012
	8,000					$3.00	12/18/2013
				4,743	(3)	$1.91	01/03/2017
	31,250	93,750				$1.35	06/27/2018

(1)
Mr. Baldwin's unvested stock options will vest annually in increments of 125,000 on November 1 in 2009 and 2010 with an exercise price of $1.65. The options expire on November 1, 2017.

(2)
Mr. Woods' unvested stock options will vest annually in increments of 62,500 on January 16 in 2009 and 2010 with an exercise price of $1.29.

(3)
The stock options were granted to Mr. Souders on January 3, 2007 and vest based on performance objectives in one-third increments over a three-year period beginning each January 3. Mr. Souders has forfeited options for the 2007 and 2008 fiscal years due to the Company not achieving specified performance objectives.

(4)
The restricted stock awards were made to Mr. Souders on January 3, 2007 and vest over three years based on performance objectives in one-third increments over a three-year period beginning each January 3. Mr. Souders has forfeited awards for fiscal 2007 and 2008 fiscal years due to the Company not achieving specified performance objectives.

Director Compensation—2008 Fiscal Year

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-equity Incentive Plan(3) ($)	Non-qualified Deferred Compensation Earnings(4) ($)	All Other Compensation ($)	Total ($)
Elmer N. Baldwin(5)	$0	$0	$0	$0	$0	$0	$0
Brigid A. Bonner	$43,000	$1,400	$8,290	$0	$0	$0	$52,690
Andrew K. Borgstrom	$22,500	$0	$0	$0	$0	$0	$22,500
Willard W. Brittain	$36,000	$1,400	$9,507	$0	$0	$0	$46,907
Krzysztof K. Burhardt	$75,500	$2,800	$10,131	$0	$0	$0	$88,431
Joseph T. Dunsmore	$29,140	$1,250	$2,323	$0	$0	$0	$32,713
Michael B. Esstman	$49,500	$1,400	$7,241	$0	$0	$0	$58,141
Galen G. Johnson	$24,000	$0	$0	$0	$0	$0	$24,000
Michael J. LaVelle(6)	$13,000	$1,400	$2,131	$0	$0	$0	$16,531
Margaret A. Loftus(7)	$23,000	$1,400	$942	$0	$0	$0	$25,342
Douglas C. Neve	$27,000	$0	$0	$0	$0	$0	$27,000
Robb L. Prince(8)	$21,000	$1,400	$2,131	$0	$0	$0	$35,752

(1)
Column (c) reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended January 3, 2009 in accordance with FAS 123(R). Assumptions used in the calculation of these amounts are included in footnote I to our audited financial statements for the fiscal year ended January 3, 2009 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2009. The aggregate number of outstanding stock awards at fiscal year end for each director was as follows: Mr. Baldwin—0, see footnote 5 below and compensation disclosures in the Summary Compensation Table; Ms. Bonner—3,000; Mr. Borgstrom—0; Mr. Brittain—4,000; Dr. Burhardt—6,000; Mr. Dunsmore—1,000; Mr. Esstman—4,000; Mr. Johnson—0; Mr. LaVelle—2,000; Ms. Loftus—4,000; Mr. Neve—0; and Mr. Prince—4,000. All awards are fully vested.

(2)
Column (d) reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended January 3, 2009 in accordance with FAS 123(R). Assumptions used in the calculation of these amounts are included in footnote I to our audited financial statements for the fiscal year ended January 3, 2009 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2009. Options to purchase 8,000 shares (12,000 in the case of Board Chair Dr. Burhardt) of the Company's common stock were granted to all directors except Messrs. Borgstrom, Dunsmore, Johnson and Neve on January 2, 2008 at an exercise price of $1.40 and vest in increments of 25% annually over four years beginning January 2, 2009. Mr. Dunsmore received his grant of 8,000 stock options on January 18, 2008 at an exercise price of $1.25. Mr. Dunsmore's grant vests in increments of 25% annually over four years beginning January 18, 2009.

(3)
We do not maintain a non-equity incentive plan for members of the Board of Directors.

(4)
We do not maintain defined benefit or pension plans for members of the Board of Directors.

(5)
As an employee of our company, Mr. Baldwin is not compensated for his services as a director.

(6)
Mr. LaVelle did not stand for re-election at the Company's annual meeting in May 2008 and ceased being a member of the Board of Directors at that time.

(7)
Ms. Loftus did not stand for re-election at the Company's annual meeting in May 2008 and ceased being a member of the Board of Directors at that time.

(8)
Mr. Prince did not stand for re-election at the Company's annual meeting in May 2008 and ceased being a member of the Board of Directors at that time.

Narrative Disclosure of Director Compensation

Annual Retainers; Board Meeting Fees; Committee Meeting Fees

Non-employee directors receive an annual retainer of $20,000, payable quarterly, plus expenses, except that the Chair of the Board of Directors receives an annual retainer of $60,000, payable quarterly, plus expenses. Employee directors do not receive compensation for their services as directors. Non-employee directors, including the Chair, also receive fees of $1,000 for each Board of Directors meeting attended. Committee chairs receive $1,500, and non-chair committee members receive $1,000, for each committee meeting attended.

Equity Compensation

A portion of our directors' annual compensation includes annual stock option grants and stock awards. On the first business day after the first of each calendar year, the Chair of the Board is granted an option to purchase 12,000 shares of our common stock while the other non-employee directors are granted options to purchase 8,000 shares of our common stock. The exercise price of the options is the fair market value of our common stock at the close of trading on the date of grant. Each option has a term of ten years and becomes exercisable in four equal installments commencing on the first anniversary of the date of grant and continuing for the three successive anniversaries thereafter. In the event of the retirement (as defined in the Plan), disability or death of a non-employee director, all options granted to such director under the 2004 Equity Incentive Plan (as amended May 25, 2006) are immediately exercisable. In addition, on the first business day of each calendar year, the Chair of the Board receives 2,000 shares of our common stock and the other non-employee directors receive 1,000 shares of common stock from the 2004 Equity Incentive Plan (as amended May 25, 2006).

In January 2008, options to purchase 8,000 shares of the Company's common stock were granted to all Board members listed in the Director Compensation Table, except Messrs. Borgstrom, Johnson and Neve, who were not then members of the Board of Directors, at an exercise price of $1.40. Mr. Dunsmore's options were granted upon his commencement of services at a later date in January 2008 at a strike price of $1.25. Those options vest in increments of 25% annually over four years beginning in January 2009.

Also in January 2008, all Board members in the Director Compensation Table, except Messrs. Borgstrom Johnson and Neve, who were not then members of the Board of Directors, received a fully vested stock award of 1,000 shares of the Company's common stock.

In January 2009, options to purchase 8,000 shares of the Company's common stock were granted to each of Messrs. Borgstrom, Johnson and Neve at an exercise price of $0.45, as they had not yet received their director option grant for fiscal year 2008. Those options vest in increments of 25% annually over four years beginning in January 2010. Also in January 2009, Messrs. Borgstrom, Johnson and Neve each received fully vested stock awards of 1,000 shares of the Company's common stock, in fulfillment of their director share grant for fiscal year 2008. These transactions were approved in late 2008 but occurred in fiscal 2009 for accounting and tax purposes.

Indemnification

Our Bylaws instruct us to indemnify our directors and officers to the fullest extent to which officers and directors may be indemnified under Minnesota corporate law.

Report of the Audit Committee

         The role of the Audit Committee is to oversee the Company's financial reporting process. Management is responsible for the Company's financial statements and reporting process, including the Company's systems of internal controls. The Company's independent registered public accounting firm is responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America. A copy of the Audit Committee Charter, which has been adopted by the Company's Board of Directors and further describes the role of the Audit Committee in overseeing the Company's financial reporting process, is available free of charge on the Company's Investor Relations page of its website.

In performing its functions, the Audit Committee reports that:

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The Committee met with the Company's independent registered public accounting firm, with and without management present, to discuss the overall scope and plans for their audit, the results of their examination, their evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting;

/*/
The Committee reviewed and discussed with management the audited financial statements included in the Company's Annual Report, management's representations regarding the financial statements and the Company's internal controls;

/*/
The Committee discussed with the Company's independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards AU § 380), as modified or supplemented;

/*/
The Committee received the written disclosures and the letter from the Company's independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Committee concerning independence and discussed with them matters relating to their independence;

/*/
The Committee received information from management and the independent registered public accounting firm with respect to non-audit services provided by the Company's independent registered public accounting firm, and considered whether the provision of those services is compatible with maintaining the auditors' independence; and

/*/
The individual Committee members and the Committee as a whole comply with the independence requirements set forth in applicable regulations.

Based upon its reviews and discussions with the independent registered public accounting firm and management, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended January 3, 2009 for filing with the Securities and Exchange Commission.

Douglas C. Neve, Chair
Michael B. Esstman
Galen G. Johnson

Members of the Audit Committee

OTHER INFORMATION

Other Business

The three proposals that have been properly submitted for action by shareholders at the Annual Meeting are as listed in the Notice of Annual Meeting of Shareholders. Management is not aware of any other items of business which will be presented for shareholder action at the Annual Meeting. Should any other matters properly come before the meeting for action by shareholders, the shares represented by proxies will be voted in accordance with the judgment of the persons voting the proxies.

2010 Shareholder Proposals

Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the 2010 Annual Meeting of Shareholders must be received by the Company by December 21, 2009, to be considered for inclusion in the Company's proxy statement and related proxy for the 2010 Annual Meeting.

Also, if a shareholder proposal intended to be presented at the 2010 Annual Meeting but not included in the Company's proxy statement and proxy is received by the Company after March 6, 2010, then management named in the Company's proxy form for the 2010 Annual Meeting will have discretionary authority to vote shares represented by such proxies on the shareholder proposal, if presented at the meeting, without including information about the proposal in the Company's proxy material.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Act requires the Company's directors, and executive officers, and persons who beneficially own more than ten percent (10%) of the Company's Common Stock, to file with the Securities and Exchange Commission ("Commission") initial reports of beneficial ownership and reports of changes in beneficial ownership of common shares of the Company. Specific due dates for those reports have been established, and the Company is required to disclose in this Proxy Statement any failure to file by those due dated during fiscal 2008. Directors, officers and greater than ten percent shareholders are required by the regulations of the Commission to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, or written representations that no other reports were required, the Company believes that during the fiscal year ended January 3, 2009, all Form 3, Form 4 and Form 5 filing requirements were met except one report for one transaction for Mr. Brittain and one report for one transaction for Mr. Borgstrom.

ANNUAL REPORT/FORM 10-K

A copy of the Company's Annual Report on Form 10-K for the fiscal year ended January 3, 2009, including financial statements and a list of exhibits to such Form 10-K, accompanies this Notice of Annual Meeting and Proxy Statement.

The Company will furnish to any such person any exhibit described in the list accompanying the Form 10-K free of charge. Requests for a copy of the Form 10-K and/or any exhibits(s) should be directed to the Secretary of Analysts International Corporation, 3601 West 76th Street, Edina, MN 55435. Your request must contain a representation that, as of April 14, 2009, you were a beneficial owner of shares entitled to vote at the 2009 Annual Meeting of Shareholders.

By the Order of the Board of Directors

Robert E. Woods Secretary

Whether or not you plan to attend the meeting, please fill in, date and sign the proxy exactly as your name appears thereon and mail it promptly in the envelope provided with the proxy card, or vote your shares over the Internet or telephone by following the instructions on the proxy card.

EXHIBIT A
(2009 Equity Incentive Plan)

ANALYSTS INTERNATIONAL CORPORATION
2009 EQUITY INCENTIVE PLAN

SECTION 1.
DEFINITIONS

As used herein, the following terms shall have the meanings indicated below:

        (a)   "Administrator" shall mean the Board of Directors of the Company, or one or more Committees appointed by the Board, as the case may be.

        (b)   "Affiliate(s)" shall mean a Parent or Subsidiary of the Company.

        (c)   "Award" shall mean any grant of an Option, Restricted Stock Award, Restricted Stock Unit Award, Stock Appreciation Right or Performance Award.

        (d)   "Change of Control" shall mean any one or more of the following events:

          (1)   The purchase or other acquisition by any one person, or more than one person acting as a group, of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total combined value or total combined voting power of all classes of stock issued by the Company; provided, however, that if any one person or more than one person acting as a group is considered to own more than 50% of the total combined value or total combined voting power of such stock, the acquisition of additional stock by the same person or persons shall not be considered a Change of Control;

          (2)   A merger or consolidation to which the Company is a party if the individuals and entities who were shareholders of the Company immediately prior to the effective date of such merger or consolidation have, immediately following the effective date of such merger or consolidation, beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of less than fifty percent (50%) of the total combined voting power of all classes of securities issued by the surviving entity for the election of directors of the surviving corporation;

          (3)   Any one person, or more than one person acting as a group, acquires or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons, direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of stock of the Company constituting more than fifty-percent (50%) of the total combined voting power of all classes of stock issued by the Company;

          (4)   The purchase or other acquisition by any one person, or more than one person acting as a group, of substantially all of the total gross value of the assets of the Company during the twelve-month period ending on the date of the most recent purchase or other acquisition by such person or persons. For purposes of this Section 2(d), "gross value" means the value of the assets of the Company or the value of the assets being disposed of, as the case may be, determined without regard to any liabilities associated with such assets;

          (5)   A change in the composition of the Board of Directors of the Company at any time during any consecutive twelve (12) month period such that the "Continuity Directors" cease for any reason to constitute at least a sixty-six and two-thirds percent (66 2/3%) majority of the Board. For purposes of this event, "Continuity Directors" means those members of the Board who either:

            (A)  were directors at the beginning of such consecutive twelve (12) month period; or

            (B)  were elected by, or on the nomination or recommendation of, at least a two-thirds (2/3) majority of the then-existing Board of Directors.

  For the avoidance of doubt, the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company. To the extent required, the determination of whether a Change of Control has occurred shall be made in accordance with Internal Revenue Code Section 409A and the regulations, notices and other guidance of general applicability issued thereunder.

        (e)   "Committee" shall mean a Committee of two or more directors who shall be appointed by and serve at the pleasure of the Board. To the extent necessary for compliance with Rule 16b-3, or any successor provision, each of the members of the Committee shall be a "non-employee director." Solely for purposes of this Section 1(e), "non-employee director" shall have the same meaning as set forth in Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended. Further, to the extent necessary for compliance with the limitations set forth in Internal Revenue Code Section 162(m), each of the members of the Committee shall be an "outside director" within the meaning of Code Section 162(m) and the regulations issued thereunder.

        (f)    The "Company" shall mean Analysts International Corporation, a Minnesota corporation.

        (g)   "Fair Market Value" as of any date shall mean (i) if such stock is listed on the Nasdaq Global Select Market, Nasdaq Global Market, Nasdaq Capital Market or an established stock exchange, the price of such stock at the close of the regular trading session of such market or exchange on such date, as reported by The Wall Street Journal or a comparable reporting service, or, if no sale of such stock shall have occurred on such date, on the next preceding date on which there was a sale of stock; (ii) if such stock is not so listed on the Nasdaq Global Select Market, Nasdaq Global Market, Nasdaq Capital Market, or an established stock exchange, the average of the closing "bid" and "asked" prices quoted by the OTC Bulletin Board, the National Quotation Bureau, or any comparable reporting service on such date or, if there are no quoted "bid" and "asked" prices on such date, on the next preceding date for which there are such quotes; or (iii) if such stock is not publicly traded as of such date, the per share value as determined by the Board, or the Committee, in its sole discretion by applying principles of valuation with respect to the Company's Common Stock.

        (h)   The "Internal Revenue Code" or "Code" is the Internal Revenue Code of 1986, as amended from time to time.

        (i)    "Option" means an incentive stock option or nonqualified stock option granted pursuant to the Plan.

        (j)    "Parent" shall mean any corporation which owns, directly or indirectly in an unbroken chain, fifty percent (50%) or more of the total voting power of the Company's outstanding stock.

        (k)   The "Participant" means (i) a key employee or officer of the Company or any Affiliate to whom an incentive stock option has been granted pursuant to Section 9; (ii) a consultant or advisor to, or director, key employee or officer, of the Company or any Affiliate to whom a nonqualified stock option has been granted pursuant to Section 10; (iii) a consultant or advisor to, or director, key employee or officer, of the Company or any Affiliate to whom a Restricted Stock Award or Restricted Stock Unit Award has been granted pursuant to Section 11; (iv) a consultant or advisor to, or director, key employee or officer, of the Company or any Affiliate to whom a Performance Award has been granted pursuant to Section 12; or (v) a consultant or advisor to, or director, key employee or officer, of the Company or any Affiliate to whom a Stock Appreciation Right has been granted pursuant to Section 13.

        (l)    "Performance Award" shall mean any Performance Shares or Performance Units granted pursuant to Section 12 hereof.

        (m)  "Performance Objective(s)" shall mean one or more performance objectives established by the Administrator, in its sole discretion, for Awards granted under this Plan. For any Awards that are intended to qualify as "performance-based compensation" under Code Section 162(m), the Performance Objectives shall be limited to any one, or a combination of, (i) revenue, (ii) net income, (iii) earnings per share, (iv) return on equity, (v) return on assets, (vi) increase in revenue, (vii) increase in share price or earnings, (viii) return on investment, or (ix) increase in market share, in all cases including, if selected by the Administrator, threshold, target and maximum levels.

        (n)   "Performance Period" shall mean the period, established at the time any Performance Award is granted or at any time thereafter, during which any Performance Objectives specified by the Administrator with respect to such Performance Award are to be measured.

        (o)   "Performance Share" shall mean any grant pursuant to Section 12 hereof of an Award, which value, if any, shall be paid to a Participant by delivery of shares of Common Stock of the Company upon achievement of such Performance Objectives during the Performance Period as the Administrator shall establish at the time of such grant or thereafter.

        (p)   "Performance Unit" shall mean any grant pursuant to Section 12 hereof of an Award, which value, if any, shall be paid to a Participant by delivery of cash upon achievement of such Performance Objectives during the Performance Period as the Administrator shall establish at the time of such grant or thereafter.

        (q)   The "Plan" means the Analysts International Corporation 2009 Equity Incentive Plan, as amended hereafter from time to time, including the form of Agreements as they may be modified by the Administrator from time to time.

        (r)   "Restricted Stock Award" or "Restricted Stock Unit Award" shall mean any grant of restricted shares of Stock of the Company or the grant of any restricted stock units pursuant to Section 11 hereof.

        (s)   "Stock," "Option Stock" or "Common Stock" shall mean Common Stock of the Company (subject to adjustment as described in Section 14).

        (t)    "Stock Appreciation Right" shall mean a grant pursuant to Section 13 hereof.

        (u)   A "Subsidiary" shall mean any corporation of which fifty percent (50%) or more of the total voting power of the Company's outstanding Stock is owned, directly or indirectly in an unbroken chain, by the Company.

SECTION 2.
PURPOSE

The purpose of the Plan is to promote the success of the Company and its Affiliates by facilitating the employment and retention of competent personnel and by furnishing incentive to officers, directors, employees, consultants, and advisors upon whose efforts the success of the Company and its Affiliates will depend to a large degree.

It is the intention of the Company to carry out the Plan through the granting of Options which will qualify as "incentive stock options" under the provisions of Section 422 of the Internal Revenue Code, or any successor provision, pursuant to Section 9 of this Plan; through the granting of "nonqualified stock options" pursuant to Section 10 of this Plan; through the granting of Restricted Stock Awards and Restricted Stock Unit Awards pursuant to Section 11 of this Plan; through the granting of Performance Awards pursuant to Section 12 of this Plan; and through the granting of Stock Appreciation Rights pursuant to Section 13 of this Plan. Adoption of this Plan shall be and is expressly subject to the condition of approval by the shareholders of the Company within twelve (12) months before or after the adoption of the Plan by the Board of Directors.

SECTION 3.
EFFECTIVE DATE OF PLAN

The Plan shall be effective as of the date of adoption by the Board of Directors, subject to approval by the shareholders of the Company as required in Section 2.

SECTION 4.
ADMINISTRATION

The Plan shall be administered by the Board of Directors of the Company (hereinafter referred to as the "Board") or by a Committee which may be appointed by the Board from time to time to administer the Plan (hereinafter collectively referred to as the "Administrator"). Except as otherwise provided herein, the Administrator shall have all of the powers vested in it under the provisions of the Plan, including but not limited to exclusive authority to determine, in its sole discretion, whether an Award shall be granted; the individuals to whom, and the time or times at which, Awards shall be granted; the number of shares subject to each Award; the option price; and the performance criteria, if any, and any other terms and conditions of each Award. The Administrator shall have full power and authority to administer and interpret the Plan, to make and amend rules, regulations and guidelines for administering the Plan, to prescribe the form and conditions of the respective agreements evidencing each Award (which may vary from Participant to Participant), and to make all other determinations necessary or advisable for the administration of the Plan. The Administrator's interpretation of the Plan, and all actions taken and determinations made by the Administrator pursuant to the power vested in it hereunder, shall be conclusive and binding on all parties concerned.

No member of the Board or the Committee shall be liable for any action taken or determination made in good faith in connection with the administration of the Plan. In the event the Board appoints a Committee as provided hereunder, any action of the Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote of the Committee members or pursuant to the written resolution of all Committee members.

SECTION 5.
PARTICIPANTS

The Administrator shall from time to time, at its discretion and without approval of the shareholders, designate those employees, officers, directors, consultants, and advisors of the Company or of any Affiliate to whom Awards shall be granted under this Plan; provided, however, that consultants or advisors shall not be eligible to receive Awards hereunder unless such consultant or advisor is a natural person, renders bona fide services to the Company or any Affiliate and such services are not in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities. The Administrator shall, from time to time, at its discretion and without approval of the shareholders, designate those employees of the Company or any Affiliate to whom Awards, including incentive stock options shall be granted under this Plan. The Administrator may grant additional Awards, including incentive stock options, under this Plan to some or all Participants then holding Awards, or may grant Awards solely or partially to new Participants. In designating Participants, the Administrator shall also determine the number of shares to be optioned or awarded to each such Participant and the performance criteria applicable to each Performance Award. The Administrator may from time to time designate individuals as being ineligible to participate in the Plan.

Notwithstanding anything in the Plan to the contrary, for any Awards granted under the Plan that are intended to qualify as "performance-based compensation" under Code Section 162(m), the following limits will apply:

          (a)   In no event shall a Participant be granted Options or Stock Appreciation Rights during any fiscal year of the Company covering in the aggregate more than 500,000 of Stock, subject to adjustment as provided in Section 14; provided, however, that a share of Stock subject to a Stock Appreciation Right that is granted in tandem with an Option shall count as one share against this limitation.

          (b)   In no event shall a Participant be granted Restricted Stock Awards or, to the extent payable in or measured by the value of shares of Stock, Restricted Stock Unit

  Awards during any fiscal year of the Company covering in the aggregate more than 500,000 shares of Stock, subject to adjustment as provided in Section 14.

          (c)   To the extent payable in or measured by the value of shares of Stock, in no event shall a Participant be granted Performance Awards during any fiscal year of the Company covering in the aggregate more than 500,000 shares of Stock, subject to adjustment as provided in Section 14.

SECTION 6.
STOCK

The Stock to be optioned under this Plan shall consist of authorized but unissued shares of Common Stock. The maximum aggregate number of shares of Stock reserved and available for Awards under the Plan is Two Million Five Hundred Thousand (2,500,000) shares; provided, however that all shares of Stock reserved and available under the Plan shall constitute the maximum aggregate number of shares of Stock that may be issued through incentive stock options. The following shares of Stock shall continue to be reserved and available for Awards granted pursuant to the Plan: (i) any outstanding Award that expires for any reason, (ii) any portion of an outstanding Option or Stock Appreciation Right that is terminated prior to exercise, (iii) any portion of an Award that is terminated prior to the lapsing of the risks of forfeiture on such Award, (iv) shares of Stock used to pay the exercise price under any Award, (v) shares of Stock used to satisfy any tax withholding obligation attributable to any Award, whether such shares are withheld by the Company or tendered by the Participant, and (vi) shares of Stock covered by an Award to the extent the Award is settled in cash.

SECTION 7.
DURATION OF PLAN

Awards may be granted pursuant to the Plan from time to time during a period of ten (10) years from the effective date of the Plan and until the Plan is discontinued or terminated by the Administrator.

SECTION 8.
PAYMENT

Participants may pay for shares upon exercise of Options granted pursuant to this Plan (i) in cash, or with a personal check or certified check, (ii) by the transfer from the Participant to the Company of previously acquired shares of Common Stock, (iii) through the withholding of shares of Stock from the number of shares otherwise issuable upon the exercise of the Option (e.g., a net share settlement), (iv) through broker-assisted cashless exercise, or (v) by a combination thereof. Any stock tendered as part of such payment shall be valued at such stock's then Fair Market Value, or such other form of payment as may be authorized by the Administrator. In the event the Optionee elects to pay the exercise price in whole or in part with previously acquired shares of Common Stock or through a net share settlement, the Fair Market Value of the shares of Stock delivered or withheld shall equal the total exercise price for the shares being purchased in such manner. The Administrator may, in its sole discretion, limit the forms of payment available to the Participant and may exercise such discretion any time prior to the termination of the Option granted to the Participant or upon any exercise of the Option by the Participant. "Previously-owned shares" means shares of the Company's Common Stock which the Participant has owned for at least six (6) months prior to the exercise of the Option, or for such other period of time, if any, as may be required by generally accepted accounting principles.

With respect to payment in the form of Common Stock of the Company, the Administrator may require advance approval or adopt such rules as it deems necessary to assure compliance with Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, if applicable.

SECTION 9.
TERMS AND CONDITIONS OF INCENTIVE STOCK OPTIONS

Each incentive stock option granted pursuant to this Section 9 shall be evidenced by a written incentive stock option agreement (the "Option Agreement"). The Option Agreement shall be in such form as may be approved from time to time by the Administrator and may vary from Participant to Participant; provided, however, that each Participant and each Option Agreement shall comply with and be subject to the following terms and conditions:

        (a)    Number of Shares and Option Price.    The Option Agreement shall state the total number of shares covered by the incentive stock option. Except as permitted by Code Section 424(a), or any successor provision, the option price per share shall not be less than one hundred percent (100%) of the per share Fair Market Value of the Common Stock on the date the Administrator grants the Option; provided, however, that if a Participant owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Parent or any Subsidiary, the option price per share of an incentive stock option granted to such Participant shall not be less than one hundred ten percent (110%) of the per share Fair Market Value of the Company's Common Stock on the date of the grant of the Option. The Administrator shall have full authority and discretion in establishing the option price and shall be fully protected in so doing.

        (b)    Term and Exercisability of Incentive Stock Option.    The term during which any incentive stock option granted under the Plan may be exercised shall be established in each case by the Administrator. Except as permitted by Code Section 424(a), in no event shall any incentive stock option be exercisable during a term of more than ten (10) years after the date on which it is granted; provided, however, that if a Participant owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Parent or any Subsidiary, the incentive stock option granted to such Participant shall be exercisable during a term of not more than five (5) years after the date on which it is granted.

The Option Agreement shall state when the incentive stock option becomes exercisable and shall also state the maximum term during which the Option may be exercised. In the event an incentive stock option is exercisable immediately, the manner of exercise of the Option in the event it is not exercised in full immediately shall be specified in the Option Agreement. The Administrator may accelerate the exercisability of any incentive stock option granted hereunder which is not immediately exercisable as of the date of grant.

        (c)    Nontransferability.    No incentive stock option shall be transferable, in whole or in part, by the Participant other than by will or by the laws of descent and distribution. During the Participant's lifetime, the incentive stock option may be exercised only by the Participant. If the Participant shall attempt any transfer of any incentive stock option granted under the Plan during the Participant's lifetime, such transfer shall be void and the incentive stock option, to the extent not fully exercised, shall terminate.

        (d)    No Rights as Shareholder.    A Participant (or the Participant's successor or successors) shall have no rights as a shareholder with respect to any shares covered by an incentive stock option until the date of the issuance of a stock certificate evidencing such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is actually issued (except as otherwise provided in Section 14 of the Plan).

        (e)    Withholding.    The Company or its Affiliate shall be entitled to withhold and deduct from any future payments to the Participant all legally required amounts necessary to satisfy any and all withholding and employment-related taxes attributable to the Participant's exercise of an incentive stock option or a "disqualifying disposition" of shares acquired through the exercise of an incentive stock option as defined in Code Section 421(b). In the event the Participant is required under the Option Agreement to pay the Company, or make arrangements satisfactory to the Company respecting payment of, such withholding and employment-related taxes, the Administrator may, in its discretion and pursuant to such rules as it may adopt, permit the Participant to satisfy such obligation, in whole or in part, by delivering shares of the Company's Common Stock or by electing to have the Company withhold shares of Common Stock otherwise issuable to the Participant as a result of the exercise of the incentive stock option. Such shares shall have a Fair Market Value equal to the minimum required tax withholding, based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes that are applicable to the supplemental income resulting from such exercise or disqualifying disposition. In no event may the Participant deliver shares, nor may the Company or any Affiliate withhold shares, having a Fair Market Value in excess of such statutory minimum required tax withholding. The Participant's election to have shares withheld for this purpose shall be made on or before the later of (i) the date the incentive stock option is exercised or the date of the disqualifying disposition, as the case may be, or (ii) the date that the amount of tax to be withheld is determined under applicable tax law. Such election shall be approved by the Administrator and otherwise comply with such rules as the Administrator may adopt to assure compliance with Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, if applicable.

        (f)    Other Provisions.    The Option Agreement authorized under this Section 9 shall contain such other provisions as the Administrator shall deem advisable. Any such Option Agreement shall contain such limitations and restrictions upon the exercise of the Option as shall be necessary to ensure that such Option will be considered an "incentive stock option" as defined in Section 422 of the Internal Revenue Code or to conform to any change therein.

 SECTION 10.
TERMS AND CONDITIONS OF NONQUALIFIED STOCK OPTIONS

Each nonqualified stock option granted pursuant to this Section 10 shall be evidenced by a written nonqualified stock option agreement (the "Option Agreement"). The Option Agreement shall be in such form as may be approved from time to time by the Administrator and may vary from Participant to Participant; provided, however, that each Participant and each Option Agreement shall comply with and be subject to the following terms and conditions:

        (a)    Number of Shares and Option Price.    The Option Agreement shall state the total number of shares covered by the nonqualified stock option. Unless otherwise determined by the Administrator, the option price per share shall be one hundred percent (100%) of the per share Fair Market Value of the Common Stock on the date the Administrator grants the Option.

        (b)    Term and Exercisability of Nonqualified Stock Option.    The term during which any nonqualified stock option granted under the Plan may be exercised shall be established in each case by the Administrator. The Option Agreement shall state when the nonqualified stock option becomes exercisable and shall also state the maximum term during which the Option may be exercised. In the event a nonqualified stock option is exercisable immediately, the manner of exercise of the Option in the event it is not exercised in full immediately shall be specified in the Option Agreement. The Administrator may accelerate the exercisability of any nonqualified stock option granted hereunder which is not immediately exercisable as of the date of grant.

        (c)    Transferability.    A nonqualified stock option shall be transferable, in whole or in part, by the Participant by will or by the laws of descent and distribution. In addition, the Administrator may, in its sole discretion, permit the Participant to transfer any or all nonqualified stock options to any member of the Participant's "immediate family" as such term is defined in Rule 16a-1(e) promulgated under the Securities Exchange Act of 1934, or any successor provision, or to one or more trusts whose beneficiaries are members of such Participant's "immediate family" or partnerships in which such family members are the only partners; provided, however, that the Participant cannot receive any consideration for the transfer and such transferred nonqualified stock option shall continue to be subject to the same terms and conditions as were applicable to such nonqualified stock option immediately prior to its transfer.

        (d)    No Rights as Shareholder.    A Participant (or the Participant's successor or successors) shall have no rights as a shareholder with respect to any shares covered by a nonqualified stock option until the date of the issuance of a stock certificate evidencing such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is actually issued (except as otherwise provided in Section 14 of the Plan).

        (e)    Withholding.    The Company or its Affiliate shall be entitled to withhold and deduct from any future payments to the Participant all legally required amounts necessary to satisfy any and all withholding and employment-related taxes attributable to the Participant's exercise of a nonqualified stock option. In the event the Participant is required under the Option Agreement to pay the Company, or make arrangements satisfactory to the Company respecting payment of, such withholding and employment-related taxes, the Administrator may, in its discretion and pursuant to such rules as it may adopt, permit the Participant to satisfy such obligation, in whole or in part, by delivering shares of the Company's Common Stock or by electing to have the Company withhold shares of Common Stock otherwise issuable to the Participant as a result of the exercise of the nonqualified stock option. Such shares shall have a Fair Market Value equal to the minimum required tax withholding, based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to the supplemental income resulting from such exercise. In no event may the Participant deliver shares, nor may the Company or any Affiliate withhold shares, having a Fair Market Value in excess of such statutory minimum required tax withholding. The Participant's election to deliver shares or to have shares withheld for this purpose shall be made on or before the later of (i) the date the nonqualified stock option is exercised, or (ii) the date that the amount of tax to be withheld is determined under applicable tax law. Such election shall be approved by the Administrator and otherwise comply with such rules as the Administrator may adopt to assure compliance with Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, if applicable.

        (f)    Other Provisions.    The Option Agreement authorized under this Section 10 shall contain such other provisions as the Administrator shall deem advisable.

SECTION 11.
RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS

Each Restricted Stock Award or Restricted Stock Unit Award granted pursuant to the Plan shall be evidenced by a written restricted stock or restricted stock unit agreement (the "Restricted Stock Agreement" or "Restricted Stock Unit Agreement," as the case may be). The Restricted Stock Agreement or Restricted Stock Unit Agreement shall be in such form as may be approved from time to time by the Administrator and may vary from Participant to Participant; provided, however, that each Participant and each Restricted Stock Agreement or Restricted Stock Unit Agreement shall comply with and be subject to the following terms and conditions:

        (a)    Number of Shares.    The Restricted Stock Agreement or Restricted Stock Unit Agreement shall state the total number of shares of Stock covered by the Restricted Stock Award or Restricted Stock Unit Award.

        (b)    Risks of Forfeiture.    The Restricted Stock Agreement or Restricted Stock Unit Agreement shall set forth the risks of forfeiture, if any, including risks of forfeiture based on Performance Objectives, which shall apply to the shares of Stock covered by the Restricted Stock Award or Restricted Stock Unit Award, and shall specify the manner in which such risks of forfeiture shall lapse. The Administrator may, in its sole discretion, modify the manner in which such risks of forfeiture shall lapse but only with respect to those shares of Stock which are restricted as of the effective date of the modification.

        (c)    Issuance of Shares; Rights as Shareholder.

          (i)    With respect to a Restricted Stock Award, the Company shall cause to be issued a stock certificate representing such shares of Stock in the Participant's name, and shall deliver such certificate to the Participant; provided, however, that the Company shall place a legend on such certificate describing the risks of forfeiture and other transfer restrictions set forth in the Participant's Restricted Stock Agreement and providing for the cancellation and return of such certificate if the shares of Stock subject to the Restricted Stock Award are forfeited. Until the risks of forfeiture have lapsed or the shares subject to such Restricted Stock Award have been forfeited, the Participant shall be entitled to vote the shares of Stock represented by such stock certificates and shall receive all dividends attributable to such shares, but the Participant shall not have any other rights as a shareholder with respect to such shares.

          (ii)   With respect to a Restricted Stock Unit Award, as the risks of forfeiture on the restricted stock units lapse, the Participant shall be entitled to payment of the Restricted Stock Units. The Administrator may, in its sole discretion, pay Restricted Stock Units in cash, shares of Stock or any combination thereof. If payment is made in shares of Stock, the Administrator shall cause to be issued one or more stock certificates in the Participant's name and shall deliver such certificates to the Participant in satisfaction of such restricted stock units. Until the risks of forfeiture on the restricted stock units have lapsed, the Participant shall not be entitled to vote any shares of stock which may be acquired through the restricted stock units, shall not receive any dividends attributable to such shares, and shall not have any other rights as a shareholder with respect to such shares.

        (d)    Withholding Taxes.    The Company or its Affiliate shall be entitled to withhold and deduct from any future payments to the Participant all legally required amounts necessary to satisfy any and all withholding and employment-related taxes attributable to the Participant's Restricted Stock Award or Restricted Stock Unit Award. In the event the Participant is required under the Restricted Stock Agreement or Restricted Stock Unit Agreement to pay the Company, or make arrangements satisfactory to the Company respecting payment of, such withholding and employment-related taxes, the Administrator may, in its discretion and pursuant to such rules as it may adopt, require the Participant to satisfy such obligations, in whole or in part, by delivering shares of Common Stock, including shares of Stock received pursuant to the Restricted Stock Award or Restricted Stock Unit Award on which the risks of forfeiture have lapsed. Such shares shall have a Fair Market Value equal to the minimum required tax withholding, based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to the supplemental income resulting from the lapsing of the risks of forfeiture on such restricted stock or restricted stock unit. In no event may the Participant deliver shares having a Fair Market Value in excess of such statutory minimum required tax withholding. The Participant's election to deliver shares of Common Stock for this purpose shall be made on or before the date that the amount of tax to be withheld is determined under applicable tax law. Such election shall be approved by the Administrator and otherwise comply with such rules as the Administrator may adopt to assure compliance with Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, if applicable.

        (e)    Nontransferability.    No Restricted Stock Award or Restricted Stock Unit Award shall be transferable, in whole or in part, by the Participant, other than by will or by the laws of descent and distribution, prior to the date the risks of forfeiture described in the Restricted Stock Agreement or Restricted Stock Unit Agreement have lapsed. If the Participant shall attempt any transfer of any Restricted Stock Award or Restricted Stock Unit Award granted under the Plan prior to such date, such transfer shall be void and the Restricted Stock Award or Restricted Stock Unit Award shall terminate.

        (f)    Other Provisions.    The Restricted Stock Agreement or Restricted Stock Unit Agreement authorized under this Section 11 shall contain such other provisions as the Administrator shall deem advisable.

SECTION 12.
PERFORMANCE AWARDS

Each Performance Award granted pursuant to this Section 12 shall be evidenced by a written performance award agreement (the "Performance Award Agreement"). The Performance Award Agreement shall be in such form as may be approved from time to time by the Administrator and may vary from Participant to Participant; provided, however, that each Participant and each Performance Award Agreement shall comply with and be subject to the following terms and conditions:

        (a)    Awards.    Performance Awards in the form of Performance Units or Performance Shares may be granted to any Participant in the Plan. Performance Units shall consist of monetary awards which may be earned or become vested in whole or in part if the Company or the Participant achieves certain Performance Objectives established by the Administrator over a specified Performance Period. Performance Shares shall consist of shares of Stock or other Awards denominated in shares of Stock that may be earned or become vested in whole or in part if the Company or the Participant achieves certain Performance Objectives established by the Administrator over a specified Performance Period.

        (b)    Performance Objectives, Performance Period and Payment.    The Performance Award Agreement shall set forth:

          (i)    the number of Performance Units or Performance Shares subject to the Performance Award, and the dollar value of each Performance Unit;

          (ii)   one or more Performance Objectives established by the Administrator;

          (iii)  the Performance Period over which Performance Units or Performance Shares may be earned or may become vested;

          (iv)  the extent to which partial achievement of the Performance Objectives may result in a payment or vesting of the Performance Award, as determined by the Administrator; and

          (v)   the date upon which payment of Performance Units will be made or Performance Shares will be issued, as the case may be, and the extent to which such payment or the receipt of such Performance Shares may be deferred.

        (c)    Withholding Taxes.    The Company or its Affiliates shall be entitled to withhold and deduct from any future payments to the Participant all legally required amounts necessary to satisfy any and all withholding and employment-related taxes attributable to the Participant's Performance Award. In the event the Participant is required under the Performance Award Agreement to pay the Company or its Affiliates, or make arrangements satisfactory to the Company or its Affiliates respecting payment of, such withholding and employment-related taxes, the Administrator may, in its discretion and pursuant to such rules as it may adopt, permit the Participant to satisfy such obligations, in whole or in part, by delivering shares of Common Stock, including shares of Stock received pursuant to the Performance Award. Such shares shall have a Fair Market Value equal to the minimum required tax withholding, based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes. In no event may the Participant deliver shares having a Fair Market Value in excess of such statutory minimum required tax withholding. The Participant's election to deliver shares of Common Stock for this purpose shall be made on or before the date that the amount of tax to be withheld is determined under applicable tax law. Such election shall be approved by the Administrator and otherwise comply with such rules as the Administrator may adopt to assure compliance with Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, if applicable.

        (d)    Nontransferability.    No Performance Award shall be transferable, in whole or in part, by the Participant, other than by will or by the laws of descent and distribution. If the Participant shall attempt any transfer of any Performance Award granted under the Plan, such transfer shall be void and the Performance Award shall terminate.

        (e)    No Rights as Shareholder.    A Participant (or the Participant's successor or successors) shall have no rights as a shareholder with respect to any shares covered by a Performance Award until the date of the issuance of a stock certificate evidencing such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is actually issued (except as otherwise provided in Section 14 of the Plan).

        (f)    Other Provisions.    The Performance Award Agreement authorized under this Section 12 shall contain such other provisions as the Administrator shall deem advisable.

SECTION 13.
STOCK APPRECIATION RIGHTS

Each Stock Appreciation Right granted pursuant to this Section 13 shall be evidenced by a written stock appreciation right agreement (the "Stock Appreciation Right Agreement"). The Stock Appreciation Right Agreement shall be in such form as may be approved from time to time by the Administrator and may vary from Participant to Participant; provided, however, that each Participant and each Stock Appreciation Right Agreement shall comply with and be subject to the following terms and conditions:

        (a)    Awards.    A Stock Appreciation Right shall entitle the Participant to receive, upon exercise, cash, shares of Stock, or any combination thereof, having a value equal to the excess of (i) the Fair Market Value of a specified number of shares of Stock on the date of such exercise, over (ii) a specified exercise price. Unless otherwise determined by the Administrator, the specified exercise price shall not be less than 100% of the Fair Market Value of such shares of Stock on the date of grant of the Stock Appreciation Right. A Stock Appreciation Right may be granted independent of or in tandem with a previously or contemporaneously granted Option.

        (b)    Term and Exercisability.    The term during which any Stock Appreciation Right granted under the Plan may be exercised shall be established in each case by the Administrator. The Stock Appreciation Right Agreement shall state when the Stock Appreciation Right becomes exercisable and shall also state the maximum term during which such Stock Appreciation Right may be exercised. In the event a Stock Appreciation Right is exercisable immediately, the manner of exercise of such Stock Appreciation Right in the event it is not exercised in full immediately shall be specified in the Stock Appreciation Right

Agreement. The Administrator may accelerate the exercisability of any Stock Appreciation Right granted hereunder which is not immediately exercisable as of the date of grant. If a Stock Appreciation Right is granted in tandem with an Option, the Stock Appreciation Right Agreement shall set forth the extent to which the exercise of all or a portion of the Stock Appreciation Right shall cancel a corresponding portion of the Option, and the extent to which the exercise of all or a portion of the Option shall cancel a corresponding portion of the Stock Appreciation Right.

        (c)    Withholding Taxes.    The Company or its Affiliate shall be entitled to withhold and deduct from any future payments to the Participant all legally required amounts necessary to satisfy any and all withholding and employment-related taxes attributable to the Participant's Stock Appreciation Right. In the event the Participant is required under the Stock Appreciation Right to pay the Company or its Affiliate, or make arrangements satisfactory to the Company or its Affiliate respecting payment of, such withholding and employment-related taxes, the Administrator may, in its discretion and pursuant to such rules as it may adopt, permit the Participant to satisfy such obligation, in whole or in part, by delivering shares of the Company's Common Stock or by electing to have the Company withhold shares of Common Stock otherwise issuable to the Participant as a result of the exercise of the Stock Appreciation Right. Such shares shall have a Fair Market Value equal to the minimum required tax withholding, based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to the supplemental income resulting from such exercise. In no event may the Participant deliver shares, nor may the Company or any Affiliate withhold shares, having a Fair Market Value in excess of such statutory minimum required tax withholding. The Participant's election to deliver shares or to have shares withheld for this purpose shall be made on or before the later of (i) the date the Stock Appreciation Right is exercised, or (ii) the date that the amount of tax to be withheld is determined under applicable tax law. Such election shall be approved by the Administrator and otherwise comply with such rules as the Administrator may adopt to assure compliance with Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, if applicable.

        (d)    Nontransferability.    No Stock Appreciation Right shall be transferable, in whole or in part, by the Participant, other than by will or by the laws of descent and distribution. If the Participant shall attempt any transfer of any Stock Appreciation Right granted under the Plan, such transfer shall be void and the Stock Appreciation Right shall terminate.

        (e)    No Rights as Shareholder.    A Participant (or the Participant's successor or successors) shall have no rights as a shareholder with respect to any shares covered by a Stock Appreciation Right until the date of the issuance of a stock certificate evidencing such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is actually issued (except as otherwise provided in Section 14 of the Plan).

        (f)    Other Provisions.    The Stock Appreciation Right Agreement authorized under this Section 13 shall contain such other provisions as the Administrator shall deem advisable, including but not limited to any restrictions on the exercise of the Stock Appreciation Right which may be necessary to comply with Rule 16b-3 of the Securities Exchange Act of 1934, as amended.

 SECTION 14.
RECAPITALIZATION, SALE, MERGER, EXCHANGE
OR LIQUIDATION

In the event of an increase or decrease in the number of shares of Common Stock resulting from a stock dividend, stock split, reverse split, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company, the Board may, in its sole discretion, adjust the number of shares of Stock reserved under Section 6 hereof, the number of shares of Stock covered by each outstanding Award, and, if applicable, the price per share thereof to reflect such change. Additional shares which may become covered by the Award pursuant to such adjustment shall be subject to the same restrictions as are applicable to the shares with respect to which the adjustment relates.

Unless otherwise provided in the agreement evidencing an Award, in the event of a Change of Control, the Board may provide for one or more of the following:

        (a)   the acceleration of the exercisability of any outstanding Options or Stock Appreciation Rights, the vesting and payment of any Performance Awards, or the lapsing of the risks of forfeiture on any Restricted Stock Awards or Restricted Stock Unit Awards;

        (b)   the complete termination of this Plan, the cancellation of outstanding Options or Stock Appreciation Rights not exercised prior to a date specified by the Board (which date shall give Participants a reasonable period of time in which to exercise such Option or Stock Appreciation Right prior to the effective date of such Change of Control), the cancellation of any Performance Award and the cancellation of any Restricted Stock Awards or Restricted Stock Unit Awards for which the risks of forfeiture have not lapsed;

        (c)   that Participants holding outstanding Options and Stock Appreciation Rights shall receive, with respect to each share of Stock subject to such Option or Stock Appreciation Right, as of the effective date of any such Change of Control, cash in an amount equal to the excess of the Fair Market Value of such Stock on the date immediately preceding the effective date of such Change of Control over the price per share of such Options or Stock Appreciation Rights; provided that the Board may, in lieu of such cash payment, distribute to such Participants shares of Common Stock of the Company or shares of stock of any corporation succeeding the Company by reason of such Change of Control, such shares having a value equal to the amount specified in this Section 14(c);

        (d)   that Participants holding outstanding Restricted Stock Awards, Restricted Stock Unit Awards and Performance Share Awards shall receive, with respect to each share of Stock subject to such Awards, as of the effective date of any such Change of Control, cash in an amount equal to the Fair Market Value of such Stock on the date immediately preceding the effective date of such Change of Control; provided that the Board may, in lieu of such cash payment, distribute to such Participants shares of Common Stock of the Company or shares of stock of any corporation succeeding the Company by reason of such Change of Control, such shares having a value equal to the amount specified in this Section 14(d);

        (e)   the continuance of the Plan with respect to the exercise of Options or Stock Appreciation Rights which were outstanding as of the date of adoption by the Board of such plan for such Change of Control and the right to exercise such Options and Stock

Appreciation Rights as to an equivalent number of shares of stock of the corporation succeeding the Company by reason of such Change of Control; and

        (f)    the continuance of the Plan with respect to Restricted Stock Awards or Restricted Stock Unit Awards for which the risks of forfeiture have not lapsed as of the date of adoption by the Board of such plan for such Change of Control and the right to receive an equivalent number of shares of stock of the corporation succeeding the Company by reason of such Change of Control.

        (g)   the continuance of the Plan with respect to Performance Awards and, to the extent applicable, the right to receive an equivalent number of shares of stock of the corporation succeeding the Company by reason for such Change of Control.

The Board may restrict the rights of or the applicability of this Section 14 to the extent necessary to comply with Section 16(b) of the Securities Exchange Act of 1934, the Internal Revenue Code or any other applicable law or regulation. The grant of an Award pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 15.
INVESTMENT PURPOSE

No shares of Stock shall be issued pursuant to the Plan unless and until there has been compliance, in the opinion of Company's counsel, with all applicable legal requirements, including without limitation, those relating to securities laws and stock exchange listing requirements. As a condition to the issuance of Stock to Participant, the Administrator may require Participant to (a) represent that the shares of Stock are being acquired for investment and not resale and to make such other representations as the Administrator shall deem necessary or appropriate to qualify the issuance of the shares as exempt from the Securities Act of 1933 and any other applicable securities laws, and (b) represent that Participant shall not dispose of the shares of Stock in violation of the Securities Act of 1933 or any other applicable securities laws.

As a further condition to the grant of any Option or the issuance of Stock to Participant, Participant agrees to the following:

        (a)   In the event the Company advises Participant that it plans an underwritten public offering of its Common Stock in compliance with the Securities Act of 1933, as amended, and the underwriter(s) seek to impose restrictions under which certain shareholders may not sell or contract to sell or grant any option to buy or otherwise dispose of part or all of their stock purchase rights of the Common Stock underlying Awards, Participant will not, for a period not to exceed 180 days from the prospectus, sell or contract to sell or grant an option to buy or otherwise dispose of any Option granted to Participant pursuant to the Plan or any of the underlying shares of Common Stock without the prior written consent of the underwriter(s) or its representative(s).

        (b)   In the event the Company makes any public offering of its securities and determines in its sole discretion that it is necessary to reduce the number of issued but unexercised stock purchase rights so as to comply with any state's securities or Blue Sky law limitations with respect thereto, the Board of Directors of the Company shall have the right (i) to accelerate the exercisability of any Option and the date on which such Option must be exercised, provided that the Company gives Participant prior written notice of such acceleration, and (ii) to cancel any Options or portions thereof which Participant does not exercise prior to or contemporaneously with such public offering.

        (c)   In the event of a Change of Control, Participant will comply with Rule 145 of the Securities Act of 1933 and any other restrictions imposed under other applicable legal or accounting principles if Participant is an "affiliate" (as defined in such applicable legal and accounting principles) at the time of the transaction, and Participant will execute any documents necessary to ensure compliance with such rules.

The Company reserves the right to place a legend on any stock certificate issued in connection with an Award pursuant to the Plan to assure compliance with this Section 15.

SECTION 16.
AMENDMENT OF THE PLAN

The Board may from time to time, insofar as permitted by law, suspend or discontinue the Plan or revise or amend it in any respect; provided, however, that no such revision or amendment, except as is authorized in Section 14, shall impair the terms and conditions of any Award which is outstanding on the date of such revision or amendment to the material detriment of the Participant without the consent of the Participant. Notwithstanding the foregoing, no such revision or amendment shall (i) materially increase the number of shares subject to the Plan except as provided in Section 14 hereof, (ii) change the designation of the class of employees eligible to receive Awards, (iii) decrease the price at which Options may be granted, or (iv) materially increase the benefits accruing to Participants under the Plan without the approval of the shareholders of the Company if such approval is required for compliance with the requirements of any applicable law or regulation. Furthermore, the Plan may not, without the approval of the shareholders, be amended in any manner that will cause incentive stock options to fail to meet the requirements of Section 422 of the Internal Revenue Code.

SECTION 17.
NO OBLIGATION TO EXERCISE OPTION

The granting of an Option shall impose no obligation upon the Participant to exercise such Option. Further, the granting of an Award hereunder shall not impose upon the Company or any Affiliate any obligation to retain the Participant in its employ for any period.

[END OF PLAN]

<STOCK#> NNNNNNNNNNNN NNNNNNNNNNNNNNN 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 123456 C0123456789 12345 NNNNNNN 0 2 1 3 4 0 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND NNNNNNNNN C 1234567890 J N T C123456789 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 010SID 1 U PX + Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + B Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3. For Against Abstain Change of Address — Please print new address below. 1. Election of Directors: For Withhold For Withhold For Withhold 01 - E.N. Baldwin 02 - B.A. Bonner 03 - A.K. Borgstrom 04 - K.K. Burhardt 05 - J.T. Dunsmore 06 - G.G. Johnson 07 - D.C. Neve 2. Approval of the Analysts International Corporation 2009 Equity Incentive Plan. 4. In their discretion, upon such other matters as may properly come before the meeting or any adjournment thereof. 3. Ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the year ending January 3, 2010. [1]IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.[1] Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 2, 2009. Vote by Internet • Log on to the Internet and go to www.envisionreports.com/ANLY • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message. Vote by mail or in person • To vote by mail, please complete and sign this Proxy Card and return in the enclosed envelope. • To vote in person, please attend the annual meeting of shareholders, which will be held at The Westin Hotel, 3201 Galleria, Edina, MN 55435. For directions please call Jennifer Gibson at 952-838-2850.

Proxy — Analysts International Corporation PROXY FOR 2009 ANNUAL MEETING OF SHAREHOLDERS This proxy is solicited on behalf of the Board of Directors The undersigned, revoking all prior proxies, hereby appoints K.K. Burhardt and R.E. Woods or either one of them with full power of substitution, as proxy or proxies, to vote all Common Shares of Analysts International Corporation of the undersigned at the Annual Meeting of Shareholders on June 2, 2009 and at all adjournments thereof, on the matters on the reverse side. This Proxy will be voted as specified on the reverse side. If no specification is made, the Proxy will be voted in favor of the matters on the reverse side. IF VOTING BY MAIL, PLEASE COMPLETE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. (Continued and to be voted on reverse side.) [1]IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.[1]